Filed with the Securities and Exchange Commission on April 20, 2022
REGISTRATION NO. 333-252774

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)
ARIZONA
(State or other jurisdiction of incorporation or organization)
06-1241288
(I.R.S. Employer Identification Number)
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
ONE CORPORATE DRIVE
SHELTON, CONNECTICUT 06484
(615) 981-8801
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
J. MICHAEL LOW, ESQ.
c/o KUTAK ROCK LLP
8601 North Scottsdale Road, Suite 300
Scottsdale, Arizona 85253-2738
(480) 429-4874
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
JEFFREY BURMAN
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
C/O FORTITUDE GROUP SERVICES, INC.
10 EXCHANGE PLACE, 22ND FLOOR
JERSEY CITY, NEW JERSEY 07302
(615) 981-8801

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of Registration Statement.
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Large accelerated filer		Accelerated filer

Non-accelerated filer	☒	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
A Fortitude Re Company
One Corporate Drive, Shelton, CT 06484
FLEXGUARD INCOME
(This Product was formerly known as Prudential FlexGuard® Income)
Single Premium Deferred Index-Linked and Variable Annuity (“B SERIES”)
PROSPECTUS: MAY 1, 2022
This prospectus describes the B Series of a single premium deferred index-linked and variable annuity (“Annuity”) offered by Prudential Annuities Life Assurance Corporation (“we,” “our,” “us” or “the Company”), which is in the process of changing its name to Fortitude Life Insurance & Annuity Company. The Annuity provides for the potential accumulation of retirement savings through investment in certain Index Strategies and Variable Investment Subaccount during the Savings Stage and opportunity for lifetime income through a built-in living benefit rider during the Income Stage and Insured Income Stage, as well as annuitization options. The Annuity is intended for retirement or other long-term investment purposes. The Variable Investment Subaccount options available with this Annuity are described in a separate prospectus, FlexGuard Income, Single Premium Deferred Index-Linked and Variable Annuity (B Series), File Number 333-252773 (the “Variable Subaccount Prospectus”) which can be found on our website at www.prudential.com/n4-FlexGuard-income-indexed-va.
This prospectus is not your contract, although this prospectus provides a description of the material features of the Index Strategies under your contract. The description of the material features of the Index Strategies is current as of the date of this prospectus. If certain material provisions of the Index Strategies are changed after the date of this prospectus, those changes will be described in a supplement to this prospectus and the supplement will become a part of this prospectus.
Clients seeking information regarding their particular investment needs should contact a Financial Professional. The Annuity is offered as an individual annuity contract and has features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the Annuity. The Annuity or certain of its Index Strategies, Variable Investment Subaccount and/or benefits and features may not be available in all states.
Financial Professionals may be compensated for the sale of the B Series. Selling broker-dealer firms may not make available or may not recommend the B Series of the Annuity and/or benefits described in this prospectus. Please speak to your Financial Professional for further details.
We hold the assets for each Index Strategy in a non-insulated, non-unitized separate account we have established to support our obligations with respect to the Index Strategies.
During the Savings Stage, the Index Strategies currently available are listed below. During the Income Stage, only the 1-year Point-to-Point with Cap Index Strategies are available.

Point-to-Point with Cap Index Strategy	Step Rate Plus Index Strategy	Tiered Participation Rate Index Strategy
1-year S&P 500®, 10% Buffer
1-year MSCI EAFE, 10% Buffer
1-year Invesco QQQ ETF, 10% Buffer
1-yr iShares® Russell 2000 ETF, 10% Buffer
1-year S&P 500®, 15% Buffer
1-year MSCI EAFE, 15% Buffer
1-year Invesco QQQ ETF, 15% Buffer
1-yr iShares® Russell 2000 ETF, 15% Buffer
1-year S&P 500®, 100% Buffer
3-year S&P 500®, 10% Buffer
3-year MSCI EAFE, 10% Buffer
3-yr iShares® Russell 2000 ETF, 10% Buffer
3-year S&P 500®, 20% Buffer
3-yr iShares® Russell 2000 ETF, 20% Buffer
3-year MSCI EAFE, 20% Buffer
6-year S&P 500®, 20% Buffer
6-year MSCI EAFE, 20% Buffer
6-yr iShares® Russell 2000 ETF, 20% Buffer
	1-year S&P 500®, 5% Buffer 1-year MSCI EAFE, 5% Buffer 1-year S&P® 500, 10% Buffer	6-year S&P 500®, 5% Buffer 6-year MSCI EAFE, 5% Buffer 6-yr iShares® Russell 2000 ETF, 5% Buffer 6-year S&P 500®, 10% Buffer 6-year MSCI EAFE, 10% Buffer
A selling broker-dealer firm may elect to make available only certain strategies, features or benefits to its clients. For example, a firm may choose to not make one of the index strategies, such as the Step Rate Plus or Tiered Participation Rate, available.  In addition, a firm may choose to not make available certain buffer levels, indices and index strategy terms that are described in the prospectus.  Only those strategies, features and benefits
RILABINCPROS-INDEX

available through your firm will be part of your contract and will be described in your firm’s marketing materials.  You should ask your Financial Professional for details about the strategies and features available through their firm.  The prospectus describes all the strategies, features and benefits that the Company makes available under the contract.  For additional information on all of the strategies, features or benefits available with FlexGuard Income please visit the following webpage: www.prudential.com/personal/annuities/products/flexguard-indexed-variable-annuity.
The guarantees provided by the Annuity contracts and payments Prudential Annuities Life Assurance Corporation makes under the Annuity contracts are the obligations of, and subject to the creditworthiness and claims paying ability of, the Company. Certain terms are capitalized in this prospectus. Those terms are defined either in the Special Terms section or in the context of the particular section. For more information, please refer to the “Prudential Annuities Life Assurance Corporation” section of the prospectus.
Index-linked and variable annuity contracts are complex insurance and investment vehicles. There is a risk of substantial loss of your principal. The risk of loss may be greater in the case of an early withdrawal due to any charges and adjustments applied to such withdrawals. These charges and adjustments may result in loss even when the value of an Index has increased. In addition, rates associated with the Index Strategies upon renewal may be higher or lower than initial rates and may differ from the rates used for new Annuity contracts or for other Annuity contracts issued at different times. Refer to the “Risk Factors” section of this prospectus for more information. Investors should speak with a Financial Professional about the Annuity’s features, benefits, risks and fees, and whether the Annuity is appropriate for the investor based upon his or her financial situation and objectives.
PLEASE READ THIS PROSPECTUS
This prospectus sets forth information about the Annuity that you should know before investing. Please read this prospectus and keep it for future reference. If you are purchasing the Annuity as a replacement for an existing variable annuity, variable life insurance policy, fixed annuity or fixed life insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage and that the Annuity may be subject to a Contingent Deferred Sales Charge if you elect to surrender the Annuity or take a partial withdrawal. You should consider your need to access the Annuity’s Account Value and whether the Annuity’s liquidity features will satisfy that need. Please note that if you purchase the Annuity within a tax advantaged retirement plan, such as an IRA, SEP-IRA or Roth IRA, you will get no additional tax advantage through the Annuity itself. Because there is no additional tax advantage when an Annuity is purchased through one of these plans, the reasons for purchasing the Annuity inside a qualified plan are limited to the ability to allocate to the various Index Strategies and Variable Investment Subaccounts, and the opportunity to annuitize the contract, which might make the Annuity an appropriate investment for you. You should consult your tax and Financial Professional regarding such features and benefits prior to purchasing the Annuity for use with a tax-qualified plan.
For currently available Index Strategies, please go to www.prudential.com/personal/annuities/products/flexguard-indexed-variable-annuity.
OTHER CONTRACTS
We offer a variety of annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from the Annuity offered by this prospectus. Not every annuity contract we issue is offered through every selling broker-dealer firm. Upon request, your Financial Professional can show you information regarding other of our annuity contracts that he or she sells. You can also contact us to find out more about the availability of any of our annuity contracts. You should work with your Financial Professional to decide whether the Annuity contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.
AVAILABLE INFORMATION
This prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, which means it is legally part of this prospectus may also be obtained through the SEC’s website (www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC. Please see “How to Contact Us” later in this prospectus for our Annuities Service Center address.
In compliance with U.S. law, we deliver this prospectus to current Owners that reside outside of the United States. However, we may not market or offer benefits, features or enhancements to prospective or current Owners while outside of the United States.
The Annuity is NOT a deposit or obligation of, or issued, guaranteed or endorsed by, any bank, and is NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the PSF PGIM Government Money Market Subaccount.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PRUDENTIAL, THE PRUDENTIAL LOGO AND THE ROCK DESIGN ARE TRADEMARKS OF PRUDENTIAL FINANCIAL, INC. AND ITS RELATED ENTITIES, REGISTERED IN MANY JURISDICTIONS WORLDWIDE. USED UNDER LICENSE. FORTITUDE RE AND THE FORTITUDE RE LOGO ARE SERVICE MARKS OF FORTITUDE GROUP HOLDINGS, LLC AND ITS AFFILIATES. OTHER PROPRIETARY FORTITUDE RE MARKS MAY BE DESIGNATED AS SUCH THROUGH THE USE OF THE SM OR ® SYMBOLS.
FOR FURTHER INFORMATION CALL: 1-800-879-7012 OR GO TO WWW.PRUDENTIAL.COM

SPECIAL TERMS
We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.
Account Value: The total value of any allocations in any Variable Subaccount(s) we make available and the Index Strategies using the Interim Value for each Index Strategy on any Valuation Day other than the Index Strategy Start Date and Index Strategy End Date. On an Index Strategy Start Date, the Index Strategy Base applicable to that Index Strategy would be used instead of the Interim Value. On an Index Strategy End Date, the Index Strategy Base plus the Index Credit less any withdrawals or Benefit charge applicable to that Index Strategy would be used instead of the Interim Value.
Accumulation Period: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.
Allocation Option: A Variable Investment Subaccount, Index Strategy or other option we make available as of any given time to which Account Value may be allocated.
Annual Income Amount. The annual amount that can be withdrawn without being considered Excess Income under the attached living benefit during the Income Stage. The Annual Income Amount will vary from year to year and can be lower in one Annuity Year than in the prior Annuity Year even if no Excess Income is taken.
Annuitant/Joint Annuitant: The natural person upon whose life annuity payments made to the Owner are based.
Annuities Service Center: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Annuities Service Center at any time and will notify you in advance of any such change of address. Please see “How to Contact Us” later in this prospectus for the Annuities Service Center address.
Annuitization: The process by which you direct us to apply the Account Value to one of the available annuity options to begin making periodic payments to the Owner.
Annuity Date: The date on which we apply your Account Value to the applicable annuity option and begin the Payout Period. As discussed in the “Annuity Options” section, there is a date by which you must begin receiving annuity payments, which we call the “Maximum Annuity Date.”
Annuity Year: The twelve-month period beginning on the Issue Date and continuing through and including the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.
Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the “Annuity Payout Options” section of the Annuity.
Buffer: The amount of protected negative Index Return applied to the Account Value allocated to an Index Strategy at the end of an Index Strategy Term. Any negative Index Return in excess of the Buffer reduces the Account Value.
Cap Rate: The maximum rate that may be credited to the Point-to-Point with Cap Index Strategy for any given Index Strategy Term. A different Cap Rate may be declared for different Indices, Buffers, and different Index Strategy Terms. Cap Rates, upon renewal, may be higher or lower than the initial Cap Rate but will never be less than the Guaranteed Minimum Cap Rate. Renewal Cap Rates may differ from the Cap Rates used for new Annuity contracts or for other Annuity contracts issued at different times.
Code: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.
Contingent Annuitant: The natural person named to become the Annuitant upon the death of Annuitant prior to the Annuity Date.
Contingent Deferred Sales Charge (“CDSC”): This is a sales charge that may be deducted when you make a surrender or take a partial withdrawal from your Annuity. We refer to this as a “contingent” charge because it is imposed only if you surrender or take a withdrawal from your Annuity.
Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claims forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.
Excess Income. All or any portion of an Income Withdrawal under the Benefit that causes cumulative withdrawals to exceed the Annual Income Amount, including any applicable Contingent Deferred Sales Charge, in an Annuity Year during the Income Stage. Each withdrawal of Excess Income proportionally reduces the Annual Income Amount for future years.
Free Look: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary by state. In addition, there is a different Free Look period that applies if your Annuity was sold to you as a replacement of a life insurance policy or another annuity contract. In your Annuity contract, your Free Look right is referred to as your “Right to Cancel.”

Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Annuities Service Center: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.
Holding Account: A Variable Investment Subaccount we make available and designate as such.
Income Deferral Rate: During the Savings Stage, the Income Deferral Rate is an annual percentage added to the Income Percentage each year until the Income Effective Date. The Income Deferral Rate is based on the age of the Protected Life or the younger of the Joint Protected Lives on the Index Effective Date and does not change for the life of the Contract.
Income Effective Date: The date you elect to start the Income Stage under the Benefit. The Income Effective Date must be on an Index Anniversary Date.
Income Percentage: The rate applied under the Benefit to determine your initial Annual Income Amount. The Income Percentage is based on the age of the Protected Life, or the younger of the Joint Protected Lives on the Index Effective Date. Prior to the Income Effective Date, the Income Percentage includes any applicable Income Deferral Rate credits. If the Joint Protected Life has been added, changed, or removed before the Income Effective Date, the Annual Income Amount will be based on the applicable Income Percentage and Income Deferral Rate based on the younger of the Protected Life or Joint Protected Lives as of the Index Effective Date.
Income Withdrawals: During the Income Stage, the amounts allowed to be withdrawn under the Benefit without being considered Excess Income.
Index (Indices): The underlying Index or exchange traded fund associated with an Index Strategy and used to determine the Index Return in determining the Index Credit. You do not directly participate in an Index.
Index Anniversary Date: The same day, each calendar year, as the Index Effective Date. You may allocate available Account Value to a new Index Strategy(ies) or to the Variable Subaccount or other options we make available on this date. You may allocate available Account Value to the same Index Strategy(ies) on this date once the Index Strategy(ies) has reached the Index Strategy End Date, as long as the same Index Strategy(ies) is still available.
Index Credit: The percent of Index Return used to calculate the amount you receive on an Index Strategy End Date. The Index Credit can be negative, meaning you can lose principal and prior earnings. This may be expressed as an amount or percentage.
Index Effective Date: The first day of the first Index Strategy allocation. The Index Effective Date will be the same as the Issue Date of your Annuity.
Index Linked Variable Income Benefit: A living benefit rider that is automatically included with the contract at issue and becomes effective on the Index Effective Date. This may also be referred to in the prospectus as the “Benefit.”
Index Linked Variable Income Benefit Supplement: The supplement that must accompany this prospectus which contains the Benefit Terms applicable to your Annuity. The Benefit Terms identified on the Index Linked Variable Income Benefit Supplement include the Income Percentages, the Income Deferral Rates, the Waiting Period, and the Benefit charge. We cannot change these Benefit Terms for your Annuity once they are established. We publish any changes to the Index Linked Variable Income Benefit Supplement at least seven calendar days before they take effect at www.prudential.com/n4-FlexGuard-income-indexed-va. The Index Linked Variable Income Benefit Supplement is also filed on EDGAR at www.sec.gov under Form S-3 File Number 333-252774.
Index Return: The percentage change in the Index Value from the Index Strategy Start Date to the Index Strategy End Date, which is used to determine the Index Credit for an Index Strategy. An Index Return is calculated by taking the Index Value on the Index Strategy End Date, minus the Index Value on the Index Strategy Start Date, and then dividing the result by the Index Value on the Index Strategy Start Date.
Index Strategy(ies): Any index linked Allocation Option we make available in the Annuity for crediting interest based on the underlying Index associated with the Index Strategy, Buffer, and Index Strategy Term. We may offer other Index Strategies from time to time, subject to our rules.
Index Strategy Base: The amount of Account Value allocated to an Index Strategy on an Index Strategy Start Date. The Index Strategy Base is used in the calculation of any Index Credit and in the calculation of the Interim Value. The Index Strategy Base is reduced for any Benefit charges, transfers or withdrawals that occur between an Index Strategy Start Date and Index Strategy End Date in the same proportion that the total withdrawal, transfer amount or Benefit charge reduced the Interim Value.
Index Strategy End Date: The last day of an Index Strategy Term. This is the day any applicable Index Credit would be credited to the Index Strategy.
Index Strategy Start Date: The first day of an Index Strategy Term.
Index Strategy Term: The time period allocated to each Index Strategy. The term begins on the Index Strategy Start Date and ends on the Index Strategy End Date.
Index Value: The value of the Index that is published by the Index provider at the close of each day that the Index is calculated. If an Index Value is not published for a particular Valuation Day, the closing Index Value of the next published Valuation Day will be used.

Interim Value: The value of an Index Strategy on any Valuation Day during an Index Strategy Term other than the Index Strategy Start Date and Index Strategy End Date. It is a calculated value (as described in the Interim Value section) and is used when a withdrawal, death benefit payment, transfer, annuitization, Benefit charge, or surrender occurs between an Index Strategy Start Date and Index Strategy End Date. During an Index Strategy Term, the Interim Value is included in the Account Value and Surrender Value.
Issue Date: The effective date of your Annuity. We will establish your Issue Date when we receive your complete Purchase Payment and all information that we require for the purchase of a Contract in Good Order.
Maximum Annuity Date: The Maximum Annuity Date is equal to the first day of the calendar month following the oldest of the Owner(s)’ and Annuitant(s)’ 95th birthday. You may not reallocate to an Index Strategy where the Index Strategy End Date is after your Maximum Annuity Date.
Owner: The Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity.
Payout Period: The period starting on the Annuity Date and during which annuity payments are made.
Participation Rate: The percentage of any Index increase that will be used in calculating the Index Credit at the end of an Index Strategy Term for applicable Index Strategies. A different Participation Rate may be declared for different Index Strategies, Indices and Buffers. Participation Rates, upon renewal, may be higher or lower than the initial Participation Rate but will never be less than the Guaranteed Minimum Participation Rate. Renewal Participation Rates may differ from the Participation Rates used for new Annuity contracts or for other Annuity contracts issued at different times.
Portfolio: An underlying mutual fund, or series thereof, in which a Subaccount of the Separate Account invests. A Portfolio also may be referred to in this prospectus as an Underlying Portfolio.
Purchase Payment: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity.
Separate Accounts: Refers to Prudential Annuities Life Assurance Corporation Separate Account B and the Index Strategies Separate Account, which hold assets associated with the Annuity issued by Prudential Annuities Life Assurance Corporation. Prudential Annuities Life Assurance Corporation Separate Account B assets held in support of the Variable Investment Subaccounts are kept separate from all of our other assets and may not be charged with liabilities arising out of any other business we may conduct, while the assets in the Index Strategies Separate Account are not insulated from the creditors of Prudential Annuities Life Assurance Corporation.
Step Rate: The Step Rate is the declared rate that may be credited to amounts allocated to the applicable Index Strategies for any given Index Strategy Term if the Index Return is between zero (including zero) and the declared Step Rate. A different Step Rate may be declared for different Indices and Buffers. Step Rates, upon renewal, may be higher or lower than the initial Step Rate but will never be less than the Guaranteed Minimum Step Rate. Renewal Step Rates may differ from the Step Rates used for new Annuity contracts or for other Annuity contracts issued at different times.
Surrender Value: The Account Value less any applicable Contingent Deferred Sales Charge, any applicable Tax Charges, and any other applicable charges assessable as a deduction from the Account Value.
Tier Level: The declared Index Return that is used to determine which Participation Rate tier applies in the calculation of Index Credit in the Tiered Participation Rate Index Strategy. Tier Levels, upon renewal, may be higher or lower than the initial Tier Level but will never be more than the Guaranteed Maximum Tier Level. Renewal Tier Levels may differ from the Tier Levels used for new Annuity contracts or for other Annuity contracts issued at different times.
Unit: A share of participation in a Variable Investment Subaccount used to calculate your Account Value prior to the Annuity Date.
Unit Price: The value of each Unit of a Variable Investment Subaccount on a Valuation Day.
Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued, and an Index Strategy Index Value is published, not including any day: (1) trading on the NYSE is restricted; (2) an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or (3) the SEC, by order, permits the suspension or postponement for the protection of security holders.
Variable Investment Subaccount: A division of the Prudential Annuities Life Assurance Corporation Separate Account B. A Variable Investment Subaccount also may be referred to in this prospectus and the Annuity as a Variable Subaccount or Subaccount.
Waiting Period: The number of years a client is required to remain in the Savings Stage prior to establishing the Income Effective Date.
"We," "our," "us" or "the Company": Prudential Annuities Life Assurance Corporation, a Fortitude Re company (as defined below).
"You" or "your": the Owner(s) shown in the Annuity.

SUMMARY
This Summary describes key features of the Annuity offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing the Annuity. You should read the entire prospectus for a complete description of the Annuity. Although this prospectus describes key features of the Annuity contract, the prospectus is a distinct document, and is not part of the Contract. Your Financial Professional can also help you if you have questions.
The Annuity: The FlexGuard Income index-linked and variable annuity Contract issued by Prudential Annuities Life Assurance Corporation is a contract between you, the Owner, and Prudential Annuities Life Assurance Corporation, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement.
The Index Linked Variable Income Benefit (the “Benefit”) attached to this Annuity has three distinct stages, the Savings Stage, Income Stage and Insured Income Stage. During the Savings Stage the Annuity provides a Variable Subaccount and Index Strategies as opportunities for growth or loss, with levels of downside protection available when allocating to the Index Strategies. During the Income Stage it provides lifetime income with potential for increases in income and some downside protection.
The Savings Stage is the period of time before the Income Effective Date. During the Savings Stage, you may allocate your Account Value among any of the Index Strategies and Variable Subaccounts we make available. You must remain in the Savings Stage for at least as long as the Waiting Period. During the Savings Stage, the Income Percentage includes the initial Income Percentage and any Income Deferral Rate which is added to the Income Percentage each year until the Income Effective Date.
The Income Stage is the time period beginning on the Income Effective Date and ending on the Valuation Day the Insured Income Stage begins. You may only establish your Income Effective Date on an Index Anniversary following the Waiting Period. Upon establishing an Income Effective Date, you must elect to take your Annual Income Amount based on the Protected Life or the Joint Protected Lives in effect when we receive your request to do so in Good Order. There are limited Index Strategies and no Variable sub-Accounts available during the Income Stage.
Once your Account Value is reduced to $0 as a result of Income Withdrawals in any Annuity Year that are less than or equal to the Annual Income Amount, we subsequently make Insured Income Stage payments until the death of the Protected Life or until both Joint Protected Lives have died, as applicable. In the Annuity Year in which your Account Value is reduced to $0, the only Insured Income Stage payment due, if any, equals the Annual Income Amount not yet withdrawn in that Annuity Year. In subsequent Annuity Years, the Insured Income Stage payment equals the Annual Income Amount in effect as of the date the Account Value was reduced to $0.
Index Strategies. The Index Strategies provide an Index Credit based on the Index Return of the underlying Index associated with the Index Strategy. The Index Strategies provide a level of protection against negative Index Returns through a Buffer; however, negative Index Returns in excess of the Buffer will result in a loss of principal and any prior earnings, which could also result in a significant amount of loss. Assets supporting the Index Strategies are held in a non-insulated, non-unitized separate account and are subject to the claims of the creditors of Prudential Annuities Life Assurance Corporation and the benefits provided are subject to the claims paying ability of Prudential Annuities Life Assurance Corporation.
Variable Investment Subaccount. The Variable Subaccounts we make available invest in Portfolios whose share price generally fluctuates each day. The Variable Subaccounts do not provide any level of protection against negative returns. You are at risk of losing principal and any earnings if you allocate funds to the Portfolios. The assets that are held in support of the Variable Subaccounts are kept separate from all our other assets and may not be chargeable with liabilities arising out of any other business we may conduct. Variable Subaccounts are not available at issue. For more information on the Variable Investment Subaccount options available with this Annuity please refer to the Variable Subaccount Prospectus.
    Benefit. The Benefit provides lifetime income payments initially based on a percentage of your Account Value and is built-in to your Annuity. Income Withdrawals can begin once the Waiting Period expires. Once Income Withdrawals begin your Index Strategies are limited to the 1-year Point-to-Point with Cap Index Strategies. If you no longer want or need the Benefit, you can cancel it from your Annuity on or after the Waiting Period. If you cancel the Benefit, we stop assessing the Benefit charge and you will not be allowed to re-elect the Benefit.
With the help of your Financial Professional, you choose how to allocate your money within your Annuity). Investing in Index Strategies and the Variable Investment Subaccount involves risk and you can lose your money. On the other hand, investing in the Annuity can provide you with the opportunity to grow your money through participation in Index Strategies and the Variable Investment Subaccount.
GENERALLY SPEAKING, INDEX-LINKED AND VARIABLE ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER AN INDEXED-LINKED AND VARIABLE ANNUITY IS APPROPRIATE FOR YOU GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.
You and your Financial Professional may want to discuss and consider the following factors when deciding whether the Annuity is appropriate for your individual needs: your age; the amount of your Purchase Payment; how long you intend to hold the Annuity (also referred to as “investment time horizon”); your need for lifetime income; your desire to make withdrawals from the Annuity and the timing of those withdrawals; your investment objectives; and your desire to minimize costs and/or maximize returns associated with the Annuity.

Risks: Index-linked and variable annuity contracts are complex insurance and investment vehicles. There is a risk of substantial loss of your principal. The risk of loss can be greater in the case of an early withdrawal due to any surrender charges and the Interim Value associated with such withdrawals. Rates associated with the Index Strategies upon renewal may be higher or lower than initial rates and may differ from the rates used for new Annuity contracts or for other Annuity contracts issued at different times. There are also risks associated with the Benefit. Please see “Risk Factors” for additional information.
Purchase: In order to purchase an Annuity, you must be no younger than age 45 and no older than age 80. Also, we require a minimum Purchase Payment of $25,000. See your Financial Professional to complete an application.
The minimum age for Purchase applies to the youngest Owner as of the day we would issue the Annuity. The maximum age for Purchase applies to the oldest Owner as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the minimum age applies to the youngest Annuitant and the maximum age applies to the oldest Annuitant as of the day we would issue the Annuity.
After you purchase your Annuity, you will have a limited period of time during which you may cancel (or “Free Look”) the purchase of your Annuity. Your request for a Free Look must be received in Good Order within the applicable time period.
Index Strategies: The Annuity offers multiple Index Strategies which provide an Index Credit based on the Index Return of the Index associated with the Index Strategy. The Index Credit is the amount credited on an Index Strategy End Date based on the Index Return and the type of Index Strategy. The Index Credit may be positive or negative, which means you can lose principal and prior earnings. You may allocate all or a portion of your Purchase Payment into one or more Index Strategies. We currently offer the following Index Strategies: Point-to-Point with Cap, Tiered Participation Rate and Step Rate Plus.
The Point-to-Point with Cap Index Strategy provides an Index Credit equal to the Index Return up to a Cap.
1.If the Index Return is positive and equal to or greater than the Cap Rate, then the Index Credit is equal to the Cap Rate. If the Index Return is positive, but less than the Cap Rate, the Index Credit is equal to the Index Return.
2.If the Index Return is negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
3.Offers the greatest level of protection with the most options for term lengths, but limited upside potential.
The Tiered Participation Rate Index Strategy provides an Index Credit equal to the Index Return multiplied by one or two Participation Rates.
1.If the Index Return is between zero and the declared Tier Level, then the Index Credit is equal to the Index Return multiplied by the Participation Rate for the 1st tier. If the Index Return is greater than or equal to the declared Tier Level, the Index Credit is the sum of the Tier Level multiplied by the Participation Rate for the 1st tier and the remaining Index Return multiplied by the Participation Rate for the 2nd tier.
2.If the Index Return is negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
3.Offers an upside potential with no maximum or limitations, but only available in longer term lengths.
The Step Rate Plus Index Strategy provides an Index Credit equal to the greater of the Index Return multiplied by a Participation Rate or the Step Rate.
1.If the Index Return is between zero (including zero) and the declared Step Rate, then the Index Credit is equal to the Step Rate. If the Index Return is greater than the Step Rate, the Index Credit is equal to the greater of the Index Return multiplied by the Participation Rate or the Step Rate.
2.If the Index Return is negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
3.Offers an upside potential with no maximum or limitations, but only available in shorter term lengths.
Not all Index Strategies will be available with all Indices, in all available Index Strategy Terms, and in all available Buffers. As a result of economic market conditions, or utilization of the Index Strategies, we reserve the right to add and remove Index Strategies at any time. For currently available Index Strategies, please refer to www.prudential.com/personal/annuities/products/flexguard-indexed-variable-annuity. New rates will be set for Index Strategy Terms upon Index Anniversary Dates. These rates may be different than rates previously applied to your Annuity and from the current rates that we are offering for newly issued contracts. New Buffers may be offered as new Index Strategy Options. We currently offer one-year, three-year and six-year Index Strategy Terms. We currently offer Index Strategies based on the S&P 500 Index, the MSCI EAFE Index, Invesco QQQ ETF and iShares Russell 2000 ETF. The Annuity offers Index Strategies with 5%, 10%, 15%, 20%, and 100% Buffers. The Buffer is the amount of protected negative return. Any loss beyond the Buffer level reduces the Account Value allocated to the Index Strategy. Please see “Index Strategies” for more information.
During the Income Stage of the Benefit, only the 1-year Point-to-Point with Cap Index Strategies are available.

Indices: We reserve the right to add and remove an Index at any time. If an Index is discontinued or changed in a manner that results in a material change in the formula or method of calculating the Index, we reserve the right to substitute it with an alternative Index and will notify you of any such substitution. Upon substitution of an Index, we will calculate your Index Return on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Index Strategy End Date. An Index substitution will not change your Index Strategy. A substitution of an Index between the Index Strategy Start Date and Index Strategy End Date may impact the calculation of your Index Credit on the Index Strategy End Date. When we notify you of any substitution of an Index, we will also inform you of the potential impacts to your Index Credit.
Index Linked Variable Income Benefit: The built-in Benefit associated with the Annuity is a variable income benefit, which may allow you to receive your annual withdrawal amount over one lifetime (“Protected Life”), or over the Owner/Annuitant and their spouse’s lifetime (“Joint Protected Lives”).
You must remain in the Savings Stage for a minimum time period known as the Waiting Period. The Waiting Period is disclosed in the current Index Linked Variable Income Benefit Supplement.
Only upon an Index Anniversary Date following the Waiting Period can you elect to begin your Income Stage, thus establishing the Income Effective Date. The election form to start Income will be part of your Reallocation Notice and follows the timing rules of the annual Reallocation Notice as described in the “Index Strategies” section below.
Election to begin the Income Stage must occur on an Index Anniversary Date following the Waiting Period regardless of when in that year you will take your first Income Withdrawal. The election to start Income is irrevocable. On this date, you must designate single Protected Life or Joint Protected Lives. The designation of single or joint is irrevocable.
The initial Annual Income Amount (AIA) is calculated on the Income Effective Date, regardless of when the first Income Withdrawal occurs. If there is one Protected Life at the time the Income Stage begins, the AIA will be determined by applying the Single Protected Life Income Percentage (including Income Deferral) on the Annuity to the Account Value. If there are Joint Protected Lives, the AIA will be determined by applying the Joint Protected Lives Income Percentage (including Income Deferral) based on the youngest Protected Life on the Annuity to the Account Value. This is the only time your Account Value will be directly used to calculate the AIA.
Every Index Anniversary Date thereafter will result in a recalculation of the AIA based on the Index Credit applied to the Index Strategies, gross of fees, to which you are allocated. The change can be positive or negative and is described below in the “Index Linked Variable Income Benefit” section. If the Account Value is reduced to $0 (unless as a result of Excess Income), we will continue to pay the last calculated AIA as a guaranteed payment.
Interim Value: If you take a withdrawal (including partial withdrawals, systematic withdrawals, full surrenders, Income Withdrawals and Excess Income), transfer out of, annuitize, we process a Benefit charge, or we pay a death claim between an Index Strategy Start Date and Index Strategy End Date, we will use an Interim Value to determine the fair market value of each Index Strategy at the time of the transaction. The Interim Value is also used to determine how much the Index Strategy Base will be reduced after a transfer, withdrawal, or Benefit charge. If you withdraw, transfer a portion out of, or we process a Benefit charge from Account Value allocated to an Index Strategy, the withdrawal, transfer, or Benefit charge will cause an immediate reduction to your Index Strategy Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal, transfer or Benefit charge. Reductions to your Index Strategy Base will negatively impact your Interim Value for the remainder of the Index Strategy Term and will result in a lower Index Credit on the Index Strategy End Date. Once your Index Strategy Base is reduced due to a withdrawal, transfer or Benefit charge during any Index Strategy Term, it will not increase for the remainder of the Index Strategy Term.
The Interim Value is designed to represent the fair value of the Index Strategy on each Valuation Day, taking into account the potential gain or loss of the applicable Index at the end of the Index Strategy Term. The Interim Value reflects the change in fair value due to economic factors of the investment instruments (including derivatives) supporting the Index Strategies. The Interim Value may result in a loss even if the Index Value at the time the Interim Value is calculated is higher than the Index Value on the Index Strategy Start Date. See “Interim Value” and “Access to Account Value” for more information.
Access To Your Money: You can receive access to your money by taking withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax and may be subject to a Contingent Deferred Sales Charge. Withdrawals taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. Please see “Interim Value” for more information. In addition, any time a partial withdrawal occurs before the Index Strategy End Date, the Index Strategy Base will be reduced in the same proportion that the total withdrawal reduced the Interim Value. Please see “Access to Account Value” for more information. You may withdraw up to 10% of your Purchase Payments each year as further defined in Section “Free Withdrawal Amounts” without being subject to a Contingent Deferred Sales Charge.
You may elect to receive income through fixed annuity payments over your lifetime, also called “Annuitization”. If you elect to receive annuity payments, you convert your Account Value into a stream of future payments. This means in most cases you no longer have an Account Value and therefore cannot make withdrawals. We offer different types of annuity options to meet your needs. Please see “Annuity Options” for more information.
You may transfer Account Value between Variable Investment Subaccounts or from Index Strategies to Variable Investment Subaccounts at any time during the Savings Stage of the Benefit. On each Index Anniversary Date, you may reallocate Account Value allocated to Variable Investment Subaccounts and any Index Strategy(ies) that has reached an Index Strategy End Date into any available Index Strategy. There is no charge for such transfers. Please see “Managing Your Account Value” for more information. You must provide instructions for reallocation by the Index Anniversary Date. Failure to provide timely instructions may result in amounts being transferred into the Holding Account, which is allocated to the PSF PGIM Government Money Market Portfolio and could remain in that Account for up to a year until your next Index Anniversary Date.
Death Benefits: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your death benefit must be distributed within the time period required by the tax laws. The Death Benefit is the Return of Purchase Payments Death Benefit. Please see “Death Benefits” for more information.
Fees and Charges: The Annuity is subject to certain fees and charges, as discussed in the “Fees and Charges” section in this prospectus. In addition, there are fees and expenses of the Portfolio. While no fees or charges are deducted from the amounts held in the Index Strategies except for the charge for the Benefit, the available Cap Rates, Participation Rates, Tier Levels, and Step Rates reflect the expenses related to the Index Strategies.
What does it mean that my Annuity is “tax deferred”? The Annuity is “tax deferred”, meaning you pay no taxes on any earnings from your Annuity until you withdraw the money. You may also transfer among the Index Strategies and the Variable Investment Subaccounts without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you withdraw money before you reach age 59 1/2, you also may be subject to a 10% additional tax.
Please note that if you purchase the Annuity within a tax advantaged retirement plan, such as an IRA, SEP-IRA, Roth IRA, you will get no additional tax advantage through the Annuity itself. Because there is no additional tax advantage when an index-linked and variable annuity is purchased through one of these plans, the reasons for purchasing the Annuity inside a tax-qualified plan are limited to the ability to allocate to the various Index Strategies and Variable Investment Subaccounts, and the opportunity to annuitize the contract, which might make the Annuity an appropriate investment for you. You should consult your tax advisor and Financial Professional regarding such features and benefits prior to purchasing the Annuity for use with a tax-qualified plan.
Other Information: Please see “Information About the Insurance Company and Separate Accounts” and “Additional Information” for more information about the Annuity, including legal information about the Company, Prudential Annuities Life Assurance Corporation Variable Annuity Account and the Index Strategies Separate Account.

RISK FACTORS
Risk of Loss – Index Strategies and Buffers
You take the investment risk for amounts allocated to one or more Index Strategies since the Index Credit is based upon the performance of the associated Index. The Buffer is the amount of protected negative Index Return. Any negative Index Credit in excess of the Buffer reduces the Account Value allocated to the Index Strategy. You bear the risk of the negative Index Return in excess of the Buffer you choose except for any 100% Buffer Index Strategy where there is no risk of loss to you, should you stay allocated to the end of the Index Strategy Term. In the case of a multi-year Index Strategy Term, losses are measured over the entire Index Strategy Term from the Index Strategy Start Date to the Index Strategy End Date and may exceed the Buffer levels associated with the Index Strategy. Sustained negative Index Returns may result in zero or negative Index Credits over multiple Index Strategy Terms.
Limitation on Index Strategy Returns - Cap Rate
If you elect an Index Strategy with a Cap Rate, the Index Credit is limited by any applicable Cap Rate, which means that your Index Credit could be lower than if you had invested directly in a fund based on the applicable Index. The Cap Rate exists for the full term of the Index Strategy. Cap Rates, upon renewal, may be higher or lower than the initial Cap Rate but will never be less than the Guaranteed Minimum Cap Rate. Renewal Cap Rates may differ from the Cap Rates used for new Annuity contracts or for other Annuity contracts issued at different times.
Index Strategy Returns – Participation Rates
If you elect an Index Strategy with a Participation Rate, your Index Credit may be limited if the applicable Participation Rate is less than 100%, which means that your Index Credit may be lower than if you had invested directly in a fund based on the applicable Index. If you elect an Index Strategy with applicable Participation Rates equal to 100%, your Index Credit will be equal to the Index Return. If applicable Participation Rates are greater than 100%, your Index Credit will exceed the Index Return. The Participation Rate does not guarantee any level of Index Return. Participation Rates apply for the full Index Strategy Term. Participation Rates are determined at our discretion.
Risks Associated with the Indices
Because the S&P 500 ® Index, MSCI EAFE Index, Invesco QQQ ETF and iShares Russell 2000 ETF are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. Market fluctuations can result from disasters and other events, such as storms, earthquakes, fires, outbreaks of infectious diseases (such as COVID -19), utility failures, terrorist acts, political and social developments, and military and governmental actions. In addition, the value of equity securities may increase or decline for reasons directly related to the issuers of the securities. Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market volatility may exist with these indices, which means that the value of the indices can change dramatically over a short period of time in either direction. When you allocate to an Index Strategy that is linked to the performance of one of the Indices, you are not investing in the Index.
With respect to the MSCI EAFE Index, international investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than investing in well established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
When you allocate to an Index Strategy that is linked to the performance of an ETF you are not investing in the ETF. Index-based ETFs seek to track the investment results of a specific market index. Due to a variety of factors, including the fees and expenses associated with an ETF, an ETF’s performance may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying index. This potential divergence between the ETF and the specific market index is known as tracking error. Although we believe that we will be viewed as the owner of the Index Strategy for tax purposes, there is no legal guidance to indicate how the IRS might view access to an ETF linked Index Strategy coupled with frequent transfers among investment options.
When you allocate to an Index Strategy that is linked to the performance of one of the Indices, you will not have voting rights or rights to receive dividends or other distributions that direct holders of the securities comprising the Indices have.
Ukraine-Russia Conflict Risk. The military invasion of Ukraine initiated by Russia in February 2022 and the resulting response by the United States and other countries have led to economic disruptions, as well as increased volatility and uncertainty in the financial markets. It is not possible to predict the ultimate duration and scope of the conflict, or the future impact on U.S. and global economies and financial markets. The performance of the Indexes may be adversely affected. This risk could be higher for Indexes with exposure to European or Russian markets, including the MSCI EAFE index.
Effect of Interim Value
To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable Index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be more or less than if you had held the Index Strategy for the full Index Strategy Term. It also means that you could have a negative performance, even if the value of the Index has increased at the time of the calculation. All withdrawals from an Index Strategy, including death benefit payments, transfers, Income Withdrawals, Excess Income, annuitization, Benefit charges and surrenders paid before the Index Strategy End Date will be based on the Interim Value. Withdrawals, partial transfers, and Benefit charges before an Index Strategy End Date could have adverse impacts even if the value of the

Index has increased at the time of the calculation because an early withdrawal will not allow you to participate in the Index Return for the Index Strategy Term with your entire Index Strategy Base. If you withdraw, transfer a portion out of, or we process a Benefit charge from Account Value allocated to an Index Strategy, the withdrawal, transfer, or Benefit charge will cause an immediate reduction to your Index Strategy Base in a proportion equal to the reduction in your Interim Value. A proportional reduction may be larger than the dollar amount of your withdrawal, transfer, or Benefit charge even if the value of the Index has increased. See “Impact of Withdrawals” below for additional information.
Impact of Withdrawals
If you withdraw Account Value allocated to an Index Strategy, the withdrawal will cause an immediate reduction to your Index Strategy Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Index Strategy Base will negatively impact your Interim Value for the remainder of the Index Strategy Term and will result in a lower Index Credit on the Index Strategy End Date. Once your Index Strategy Base is reduced due to a withdrawal during any Index Strategy Term, it will not increase for the remainder of the Index Strategy Term.
Availability of Index Strategies will vary over time
Before allocating to an Index Strategy, you should determine the Index Strategies, Buffers, Cap Rates, Participation Rates and Step Rates available to you. We reserve the right to change rates and Buffers at any time. There is no guarantee that an Index Strategy will be available in the future. You should make sure the Index Strategies you select are appropriate for your investment goals. A change in Cap Rates may limit the Index Credit you receive. A change in Buffers may impact the amount of negative Index Credit applied to your Account Value. During the Income Stage, we will limit the Index Strategy allocation options available.
Reallocation of Index Strategies
At the end of an Index Strategy Term for an Index Strategy, the amount allocated to that Index Strategy will be reallocated based upon your instructions we received in Good Order, or if none has been received in Good Order, automatically renew into the same Index Strategy unless the Index Strategy End Date would be after the Maximum Annuity Date. During the Saving Stage, if the same Index Strategy is no longer available, the amount will be transferred into the Holding Account, and the amount may be transferred among the Variable Investment Subaccounts at any time or into another Index Strategy on the next Index Anniversary Date. During the Income Stage, if the current Index Strategy is no longer available and we have no additional instructions, we will automatically transfer these amounts into the Index Strategy with, in order of priority, the shortest Term, the highest Buffer, and the lowest Cap Rate. You must provide instructions for reallocation by the Index Anniversary Date. Cap Rates, Participation Rates, Step Rates and Tier Levels (together, “Rates), upon renewal, may be higher or lower than the initial Rates but will never be less than the Guaranteed Minimum Rates. Renewal Rates may differ from the Rates used for new Annuity contracts or for other Annuity contracts issued at different times. We will determine new Rates on a basis that does not discriminate unfairly within any class of contracts.
Substitution of an Index
We have the right to substitute a comparable index prior to the Index Strategy End Date if any Index is discontinued or if the calculation of an Index is substantially changed (such as a material change in the formula or method of calculating the Index). We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index and would notify you of any such substitutions. Upon substitution of an Index, we will calculate your Index Return on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Index Strategy End Date. An Index substitution will not change your Index Strategy. The performance of the new Index may not be as good as the one that it substituted and as a result your Index Return may have been better if there had been no substitution. When we notify you of any substitution of an Index, we will also inform you of the potential impacts to your Index Credit.
Issuing Company
No company other than Prudential Annuities Life Assurance Corporation has any legal responsibility to pay amounts that the Company owes under the Annuity. You should look to the financial strength of the Company for its claims-paying ability. Amounts allocated to the Index Strategies are held in a non-registered, non-insulated separate account. These assets are subject to the claims of the creditors of the Company and the benefits provided under the Index Strategies are subject to the claims paying ability of the Company.
The Company is also subject to risks related to disasters and other events, such as storms, earthquakes, fires, outbreaks of infectious diseases (such as COVID-19), utility failures, terrorist acts, political and social developments, and military and governmental actions. These risks are often collectively referred to as “business continuity” risks. These events could adversely affect the Company and our ability to conduct business and process transactions. Although the Company has business continuity plans, it is possible that the plans may not operate as intended or required and that the Company may not be able to provide required services, process transactions, deliver documents or calculate values. It is also possible that service levels may decline as a result of such events.
Benefit Risks
The Benefit is automatically included in your Contract for an additional charge, but you cannot remove it until the Waiting Period has elapsed. If you remove the Benefit before Income Withdrawals begin, you will have paid for the Benefit without receiving any of its advantages. Additionally, if you remove the Benefit, you cannot re-elect it at any point in the future.
Income Withdrawals and the Benefit may also end prematurely if you take Excess Income or you annuitize your Contract.

On the Income Effective Date, we base your initial income payment under the Benefit on the Income Percentage you receive at issue increased by the Income Deferral Credit and your Account Value. Decreases in Account Value due to negative Index performance, deductions for Insurance charges and expenses, withdrawals and Benefit charges prior to the Income Effective Date will decrease the initial income payment amount available to you.
After the Income Effective Date, your Annual Income Amount can increase or decrease based on the Index Credits associated with your chosen Index Strategies.
We base Income Withdrawals on the lifetime of a Protected Life or Joint Protected Lives designated at issue. If you change Owners or Beneficiary(s), we may terminate the Benefit prematurely.
Risk of Change to the Index Linked Variable Income Benefit Supplement Prior to the Issue Date
The Benefit Terms (Income Percentages, Income Deferral Rates, Waiting Period, and Benefit charge) for your Annuity are stated in the Index Linked Variable Income Benefit Supplement that is in effect on the date you sign your application. We send you a copy of the Index Linked Variable Income Benefit Supplement when we issue the Annuity. We cannot change these Benefit Terms for your Annuity once they are established. We publish any changes to the Benefit Terms in an amended Index Linked Variable Income Benefit Supplement at least seven calendar days before they take effect on www.prudential.com/n4-FlexGuard-income-indexed-va. The amended Index Linked Variable Income Benefit Supplement is also filed on EDGAR as www.sec.gov under Form S-3 File Number 333-252774. You can contact us to receive the Index Linked Variable Income Benefit Supplement applicable to your Annuity by calling our Annuities Service Center at the toll-free telephone number provided in this prospectus.

FEES AND EXPENSES
The following tables describe the fees and expenses that you will pay related to the Index Strategies offered with this Annuity. Additional information related to fees and expenses associated with the Variable Subaccount is provided in the Variable Subaccount Prospectus. The first table describes the fees and expenses that you may pay at the time you surrender the Annuity or make a partial withdrawal. State premium taxes may also be deducted.

ANNUITY OWNER TRANSACTION EXPENSES – CONTINGENT DEFERRED SALES CHARGES
Annuity Year	Percentage Applied Against Account Value being Withdrawn
B SERIES
Annuity Year 1	7.0%
Annuity Year 2	7.0%
Annuity Year 3	6.0%
Annuity Year 4	5.0%
Annuity Year 5	4.0%
Annuity Year 6	3.0%
Annuity Year 7 or later	0.0%
    The years referenced in the CDSC table above refer to the years since Contract Issue Date. CDSCs are applied against the amount of Account Value being withdrawn.
Tax Charge: 0% - 3.5%
The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of the Purchase Payment, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. These taxes apply only in certain states.
Charge for the Index Linked Variable Income Benefit
The charge for the Benefit is an annual charge based on your Account Value on the Index Anniversary Date after all Index Credits have been applied but before any withdrawals that occur on that date. The Benefit charge rate is disclosed in the current Index Linked Variable Income Benefit Supplement.

INDEX STRATEGIES
The Annuity offers multiple Index Strategies which provide an Index Credit based on the Index Return of the underlying Index associated with the Index Strategy. The Index Credit is the amount you receive on an Index Strategy End Date based on the Index Return and the type of Index Strategy. The Index Credit may be positive or negative, which means you can lose principal and prior earnings. You must allocate all of your Purchase Payment into one or more Index Strategies. The Index Strategies are not invested in any underlying Index. We do not guarantee the Index Credits for the Index Strategies. There is a risk of loss of your investment because the Index Strategy will be credited the negative Index Return in excess of the level of protection you selected through the Buffers.
We currently offer the following Index Strategies: Point-to-Point with Cap, Tiered Participation Rate and Step Rate Plus. These Index Strategies are explained below. Not all Index Strategies will be available with all Indices, Buffers, and in all available Index Strategy Terms. As a result of economic market conditions, or utilization of the Index Strategies, we reserve the right to add and remove Index Strategies at any time. Additions or removals would be effective with any newly issued contracts or upon reallocation for any existing contract holders. Removals would not impact existing contract holders currently allocated to an Index Strategy prior to the Index Strategy End Date. You will receive a Reallocation Notice 30 days prior to your Index Anniversary Date. You must provide instructions for reallocation (by any method allowable) by the Index Anniversary Date. The reallocation will be processed on the Index Anniversary Date. You will be able to make reallocation selections via mail, phone, or through online access. For currently available Options please go to www.prudential.com/n4-FlexGuard-income-indexed-va.
The minimum amount required to allocate to any Index Strategy is $2,000. There is no maximum amount that can be allocated to an Index Strategy.
Index Strategy Term
The Index Strategy Term is the time period allocated to each Index Strategy. The term begins on the Index Strategy Start Date and ends on the Index Strategy End Date. Index Strategy Terms of 1, 3, and 6 years are available and may vary based on the Index Strategy and whether you are in the Savings Stage or the Income Stage of the Benefit. The Index Strategy Start Date begins on the day you allocate funds to any Index Strategy, known as the Index Effective Date. The annual anniversary of this date is the Index Anniversary Date and will not change for the life of your contract. You may only allocate to an Index Strategy on an Index Anniversary Date.
Indices
Each Index Strategy references an Index that determines the Index Return used to compute the Index Credit. When you allocate to an Index Strategy that is linked to the performance of one of the Indices, you are not investing in the Index. We currently offer Index Strategies based on the following securities indices:
S&P 500 ® Index, Price Return (SPX). The S&P 500 ® Index is comprised of 500 stocks considered representative of the overall market and is exclusive of dividends. An index is unmanaged and not available for direct investment.
MSCI EAFE Index, Price Return (MXEA). The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East and is exclusive of dividends. An index is unmanaged and not available for direct investment.
Invesco QQQ ETF, Price Return (QQQ). The Invesco QQQ ETF is an exchange-traded fund that seeks to track the investment results of the NASDAQ-100 Index®. The Index includes the 100 largest non-financial companies listed on the Nasdaq® based on market cap.
iShares® Russell 2000 ETF, Price Return (IWM). The iShares® Russell 2000 ETF seeks to track the investment results of the Russell® 2000 Index, an index composed of small-capitalization U.S. equities. The Russell® 2000 Index measures the performance of the small capitalization sector of the U.S. equity market, as defined by FTSE Russell.
When you allocate to an Index Strategy that is linked to the performance of an ETF you are not investing in the ETF. Index-based ETFs seek to track the investment results of a specific market index. Due to a variety of factors, including the fees and expenses associated with an ETF, an ETF’s performance may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying index. This potential divergence between the ETF and the specific market index is known as tracking error. Although we believe that we will be viewed as the owner of the Index Strategy for tax purposes, there is no legal guidance to indicate how the IRS might view access to an ETF linked Index Strategy coupled with frequent transfers among investment options.
Index Returns for Index Strategies linked to an ETF are based on the closing share price (price return) of each respective Index. Index Strategies linked to an ETF do not include dividends and other distributions declared by the Index.
If an Index is discontinued or substantially changes, we reserve the right to select an alternative Index and we will notify you of any such changes. For these purposes, an Index would be substantially changed if an index sponsor announces that it will make a material change in the formula for the Index or the method of calculating the Index or in any other way materially modifies the Index. We would attempt to choose a substitute Index that has a similar investment objective and risk profile to the replaced Index. Upon substitution of an Index, we will calculate your Index Return on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Index Strategy End Date. An Index substitution will not change your Index Strategy. The performance of the new Index may not be as good as the one that it substituted and as a result your Index Return may have been better if there had been no substitution. When we notify you of any substitution of an Index, we will also inform you of the potential impacts to your Index Credit.

See Appendix B for important information about the Indices.
Withdrawals may be subject to tax charges and to a Contingent Deferred Sales Charge. Withdrawals taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. In the case of a partial withdrawal before the Index Strategy End Date, the Index Strategy Base will be reduced in the same proportion that the total withdrawal reduced the Interim Value.
NOTE REGARDING EXAMPLES
The Examples set forth below, as well as other Examples found throughout this prospectus, are intended to illustrate how various features of the Annuity work. These Examples should not be considered a representation of past or future performance of any Index Strategies. Actual performance may be greater or less than those shown in the Examples. Similarly, the Index Returns in the Examples are not an estimate or guarantee of future Index performance. The Caps, Participation Rates, Step Rates, and Buffers for the Index Strategies shown in the following Examples are for illustrative purposes only and may not reflect actual declared rates. In addition, values may be rounded for display purposes only.
BUFFERS
The Buffer limits the amount of negative Index Credit that may be applied to the Account Value allocated to an Index Strategy. We will declare Buffers that will be available on the Index Strategy Start Date for each Index Strategy.
The Annuity offers Index Strategies with 5%, 10%, 15%, 20%, and 100% Buffers. The Buffer is the amount of the protected negative return. Any negative Index Credits in excess of the Buffer reduces the Account Value allocated to the Index Strategy.
EXAMPLE
Index Strategy Start Date = 1/8/2021
Index Strategy = 1-Year Point-to-Point with Cap and a 10% Buffer
Index Value at Index Strategy Start Date = 1569
Index Strategy Base = $100,000

Index Strategy End Date = 1/8/2022
Index Value at Index Strategy End Date = 1333
Index Return = -15% ((1333-1569)/1569)
Index Strategy Base upon Index Strategy End Date = $95,000 ($100,000-$5,000)

Because the Buffer protects the first 10% of the loss, the Index Strategy only experiences a 5% loss (-15% Index Return + 10% Buffer = -5% Loss) or $100,000*-5.00% = -$5,000.

The following year, assuming the same Index Strategy:

Index Strategy End Date = 1/8/2023
Index Value at Index Strategy End Date = 1298

Index Return = -3%
Index Strategy Base upon Index Strategy End Date = $95,000

Because the Buffer protects against the first 10% of the loss, the Index Strategy experiences no loss of Account Value because the loss in the Index Return was less than the 10% Buffer.
POINT-TO-POINT WITH CAP INDEX STRATEGY
The Cap Rate is the maximum rate that may be credited to an Index Strategy for any given Index Strategy Term. A different Cap Rate may be declared for different Indices, Buffers and Index Strategy Terms. The Point-to-Point with Cap Index Strategy is available in 1, 3, and 6-year Terms in the Savings Stage of the Benefit, and 1-year Terms only in the Income Stage of the Benefit.
If the Index Return is positive and equal to or greater than the Cap Rate, then the Index Credit is equal to the Cap Rate. If the Index Return is positive, but less than the Cap Rate, the Index Credit is equal to the Index Return.
If the Index Return is negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
EXAMPLES 1 AND 2
Cap: 12%; Buffer: 10%
1.Upside potential equals 100% of the Index Return up to a Cap of 12%
a.Example 1: if the Index increased by 4%, an amount that is less than the Cap, the Index Credit would be 4%.

b.Example 2: if the Index increased by 20%, which is greater than the Cap, the Index Credit would be 12%, which is equal to the Cap Rate.
2.Partial downside protection is provided through the Buffer where Index losses within the Buffer are protected. Index losses that exceed the Buffer will result in a loss of Account Value.
a.Example 1: if the Index decreased by 4%, an amount within the Buffer, the Index Credit would be 0%, with no loss of Account Value.
b.Example 2: if the Index decreased by 12%, which is greater than the 10% Buffer, there would be a loss of Account Value because the Index Credit would be -2%.
The initial Cap Rate applies to the initial Index Strategy Term. We will declare a Cap Rate for each subsequent Index Strategy Term. In some cases we may declare a Cap Rate for an Index Strategy as “uncapped” in which case the maximum Index Credit you may receive is equal to the Index Return, subject to the Buffer.
Subsequent Cap Rates may be higher or lower than the initial Cap Rate but will never be less than the Guaranteed Minimum Cap Rate. Subsequent Cap Rates may differ from the Cap Rates used for new contracts or for other contracts issued at different times. We will determine new Cap Rates on a basis that does not discriminate unfairly within any class of contracts. The Guaranteed Minimum Cap Rate may vary by Index Strategy Term. The Guaranteed Minimum Cap Rate equals 1.00% for a one-year Index Strategy Term, 5.00% for a three-year Index Strategy Term and 10.00% for a six-year Index Strategy Term.
STEP RATE PLUS INDEX STRATEGY
The Step Rate is the declared rate that will be credited to an Index Strategy for any given Index Strategy Term if the Index Return is between zero (including zero) and the declared Step Rate. When the Index Return is zero or positive, the Step Rate is the minimum amount of Index Credit that would be applied. The Participation Rate used in the Step Rate Plus Index Strategy is the percentage of an Index Return that may be credited if the Index Return exceeds the Step Rate. A Participation Rate only applies when the Index Return is positive and greater than the Step Rate.
If the Index Return is between zero (including zero) and the declared Step Rate, then the Index Credit is equal to the Step Rate. If the Index Return is greater than the Step Rate, the Index Credit is equal to the greater of the Index Return multiplied by the Participation Rate or the Step Rate. If the Index Return is negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
A different Step Rate and Participation Rate may be declared for different Indices, Buffers, and Index Strategy Terms. The Step Rate Plus Index Strategy is only available in the Savings Stage of the Benefit.
EXAMPLES 1, 2 AND 3
Step Rate: 6%; Participation Rate: 90%; Buffer: 5%
1.Upside potential equals the Step Rate if the Index Return is between zero (including zero) and the declared Step Rate. If the Index Return is greater than the Step Rate, the Index Credit is equal to the greater of the Index Return multiplied by the Participation Rate or the Step Rate.
•Example 1: if the Index increased by 4%, an amount that is less than the Step Rate, the Index Credit would be 6% (the Step Rate).
•Example 2: if the Index increased by 20%, which is greater than the Step Rate, the Index Credit would be the greater of 90% (the Participation Rate) of 20%, which is 18% or the Step Rate. In this Example, the Index Credit would be 18% as it is the greater value.
•Example 3: if the Index increased by 6.50%, which is greater than the Step Rate, the Index Credit would be the greater of 90% (the Participation Rate) of 6.50%, which is 5.85% or the Step Rate. In this Example, the Index Credit would be the Step Rate of 6% as it is the greater value.
2.Partial downside is provided through the Buffer where Index losses within the Buffer are protected. Index losses that exceed the Buffer will result in a loss of Account Value.
•Example 1: if the Index decreased by 4%, an amount within the Buffer, the Index Credit would be 0%, with no loss of Account Value.
•Example 2: if the Index decreased by 12%, which is greater than the 5% Buffer, there would be a loss of Account Value because the Index Credit would be -7%.
There is no maximum amount of Index Credit with the Step Rate Plus Index Strategy.
The initial Step Rate and Participation Rate applies to the initial Index Strategy Term. We will declare new Step Rate and Participation Rate for each subsequent Index Strategy Term.

Subsequent Step Rates and Participation Rates may be higher or lower than the initial Step Rate and Participation Rate but will never be less than the Guaranteed Minimum Step Rate and Guaranteed Minimum Participation Rate. The Guaranteed Minimum Step Rate equals 1.00%. The Guaranteed Minimum Participation Rate will not be less than 60.00%. Subsequent Step Rates and Participation Rates may differ from the Step Rates and Participation Rates used for new contracts or for other contracts issued at different times. We will determine new Step Rates and Participation Rates on a basis that does not discriminate unfairly within any class of contracts.
TIERED PARTICIPATION RATE INDEX STRATEGY
The Participation Rate is the percentage of an Index Return that may be credited to an Index Strategy for any given Index Strategy Term. We will declare a 1st Tier Participation Rate, 2nd Tier Participation Rate, and a Tier Level at the start of each Index Strategy Term. The 1st Tier Participation Rate is used to calculate the Index Credit associated with any Index Return less than or equal to the declared Tier Level. The 2nd Tier Participation Rate is used to calculate the Index Credit associated with any Index Return greater than the declared Tier Level. A different Participation Rate and Tier Level may be declared for different Indices, Buffers, and Index Strategy Terms. Participation Rates only apply when the Index Return is positive. The Tiered Participation Rate Index Strategy is only available during the Savings Stage of the Benefit.
If the Index Return is between zero and the declared Tier Level, then the Index Credit is equal to the Index Return multiplied by the Participation Rate for the 1st tier. If the Index Return is greater than or equal to the declared Tier Level, the Index Credit is the sum of the Tier Level Index Return multiplied by the Participation Rate for the 1st tier and the remaining Index Return multiplied by the Participation Rate for the 2nd tier. If the Index Return is negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
EXAMPLES 1 AND 2
1st Tier Participation Rate: 100%; 2nd Tier Participation Rate: 140%; Tier Level: 30%; Buffer: 10%
1.Upside potential equals the Index Return multiplied by the Participation Rate associated with the Tier Level of 30%.
•Example 1: if the Index increased by 28%, which is less than the Tier Level, the Index Credit would be 100% of the 28% increase, which would be 28%.
•Example 2: if the Index increased by 68%, which is above the Tier Level, the Index Credit would be 100% of the first 30% increase plus 140% of the remaining 38% increase, which equals 83.2%.
2.Partial downside protection is provided through the Buffer where index losses within the Buffer are protected. Index losses that exceed the Buffer will result in a loss of Account Value.
•Example 1: if the Index decreased by 4%, an amount within the Buffer, the Index Credit would be 0%, with no loss of Account Value.
•Example 2: if the Index decreased by 12%, which is greater than the 10% Buffer, there would be a loss of Account Value because the Index Credit would be -2%.
There is no maximum amount of Index Credit with a Tiered Participation Rate Index Strategy.
The initial Participation Rates and Tier Levels apply to the initial Index Strategy Term. We will declare new Participation Rates and Tier Levels for each subsequent Index Strategy Term.
Subsequent Participation Rates may be higher or lower than the initial Participation Rates but will never be less than the Guaranteed Minimum Participation Rate. The Guaranteed Minimum Participation Rate equals 100%. Subsequent Tier Levels may be higher or lower than the initial Tier Level but will never exceed the Guaranteed Maximum Tier Level. The Guaranteed Maximum Tier Level equals 35%.
Subsequent Participation Rates and Tier Levels may differ from the Participation Rates and Tier Levels used for new contracts or for other contracts issued at different times. We will determine new Participation Rates and Tier Levels on a basis that does not discriminate unfairly within any class of contracts.

INDEX LINKED VARIABLE INCOME BENEFIT
The built-in Benefit associated with the Annuity is an index-linked variable income benefit, which allows you to receive your annual withdrawal amount over one lifetime (“Protected Life”), or over the Owner/Annuitant and their spouse’s lifetime (“Joint Protected Lives”).
You must remain in the Savings Stage for a minimum time period known as the Waiting Period. The Waiting Period is disclosed in the current Index Linked Variable Income Benefit Supplement.
Only upon an Index Anniversary Date following the Waiting Period can you elect to begin your Income Stage, thus establishing the Income Effective Date. The election form to start Income will be part of your Reallocation Notice and follows the timing rules of the annual Reallocation Notice. During the Income Stage of the Benefit, only the 1-year Point-to-Point with Cap Index Strategies are available so you may have to reallocate to those available Strategies.
Election to begin the Income Stage must occur on an Index Anniversary Date following the Waiting Period regardless of when in that year you will take your first Income Withdrawal. The election to start Income is irrevocable. On this date, you must designate single Protected Life or Joint Protected Lives. The designation of single or joint is irrevocable.
The Income Percentages are disclosed in the current Index Linked Variable Income Benefit Supplement and assigned as of the Index Effective Date will never change for the life of the Annuity. The rate applied to the Account Value to determine the Annual Income Amount is the Income Percentage. This percentage is based on the age of the Protected Life or younger of the Joint Protected Lives on the Index Effective Date.
The Income Deferral Rate is an additional annual percentage added to the Income Percentage each year until the Income Effective Date. This percentage will be based on the age of the Protected Life or younger of the Joint Protected Lives on the Index Effective Date and will not change for the life of the Benefit. The Income Deferral Rate will continue to apply even when withdrawals are taken prior to the Income Effective Date.
The initial Annual Income Amount (AIA) is calculated on the Income Effective Date, regardless of when the first Income Withdrawal occurs. If there is one Protected Life at the time the Income Stage begins, the AIA will be determined by applying the Single Protected Life Income Percentage on the Annuity to the Account Value. If there are Joint Protected Lives, the AIA will be determined by applying the Joint Protected Lives Income Percentage based on the youngest Protected Life on the Annuity to the Account Value. This is the only time the Account Value and Income Percentage will be directly used to calculate an AIA.
Every Index Anniversary Date thereafter will result in a recalculation of the AIA based on the Index Credit applied to the Index Strategies, gross of fees, to which you are allocated. The change can be positive or negative.
To maintain the Benefit, the Owner, Annuitant and Beneficiary designations must be one of the following and meet the minimum/maximum age requirements for the Benefit:
For Income Withdrawals to begin on a Protected Life basis:
•The Owner and Annuitant must be the same. Such person will be the Protected Life.
•If two Owners are named, the Annuitant must be one of the Owners. Such person will be the Protected Life. The other Owner must be the spouse of the Protected Life. No additional Owners may be named. While both Owners are alive, each Owner must be designated as the other Owner’s primary Beneficiary.
•If the Owner is an entity other than a custodial account that we permit, the Annuitant will be the Protected Life.
•If the Owner is a custodial account that we permit, the Annuitant will be the Protected Life and the custodian will be the sole primary Beneficiary.
For Income Withdrawals to begin on a Joint Protected Lives basis:
A Joint Protected Life may only be named and Income Withdrawals may be made on a Joint Protected Lives basis only if the Annuity would be eligible for Spousal Continuation (as defined in the Annuity) as of the date of the Owner’s death, subject to our rules.
•If one Owner is named, the Owner and Annuitant must be the same. Such person will be the Protected Life. The Joint Protected Life must be the spouse of the Protected Life and the sole primary Beneficiary.
•If two Owners are named, the Annuitant must be one of the Owners. Such person will be the Protected Life. The Joint Protected Life must also be an Owner and the spouse of the Protected Life. No additional Owners may be named. While both Joint Protected Lives are alive, each must be designated as the sole primary Beneficiary.
•If the Owner is an entity other than a custodial account that we permit, the Annuitant will be the Protected Life. The Joint Protected Life must be the spouse of the Protected Life and the sole primary Beneficiary.
•If the Owner is a custodial account that we permit, the Annuitant will be the Protected Life and the custodian will be the sole primary Beneficiary. The Joint Protective Life must be the spouse of the Protected Life and the sole primary Beneficiary of the custodial account.

A Joint Protected Life may be named or changed at any time prior to the Income Effective Date, subject to our acceptance. The Protected Life cannot be changed except in the event of divorce as described in the circumstances below. Upon receipt of notice of the divorce, and any other documentation we require, in Good Order at our Annuities Service Center:
•When a Protected Life is named: If the divorce occurs prior to the Income Effective Date and results in the removal of the Protected Life as an Owner (or Annuitant if entity owned) and the former spouse becomes the Owner (or Annuitant if entity owned) under the Annuity, the resulting Owner may choose to continue or terminate this Rider. If this Rider is continued, such resulting Owner (or Annuitant if entity owned) becomes the Protected Life under this Rider, however the Annual Income Amount will be determined using the applicable Joint Protected Life Income Percentage and Income Deferral Rate based on the younger of the new Protected Life and the Protected Life on the Effective Date.  Additionally, a Joint Protected Life may not be named. If divorce occurs after the Income Effective Date, and results in the removal of the Protected Life as an Owner (or Annuitant if entity owned) and the former spouse becomes the Owner (or Annuitant if entity owned) under the Annuity, this Rider will terminate.
•When Joint Protected Lives are named: If the divorce of the Joint Protected Lives results in the removal of the Protected Life as an Owner (or Annuitant if entity owned) and the Joint Protected Life becomes the Owner (or Annuitant if entity owned) under this Annuity, the resulting Owner may choose to continue or terminate this Rider.  If this Rider is continued, the resulting Owner (or Annuitant if entity owned) becomes the Protected Life under this Rider. If this occurs prior to the Income Effective Date, the Annual Income Amount will be determined using the applicable Joint Protected Life Income Percentage and Income Deferral Rate based on the younger of the Joint Protected Lives named under this Rider as of the divorce.  If divorce occurs after the Income Effective Date, the divorce will not result in a new Annual Income Amount and we will only make Income Payments as described below in the Income Payments section until the death of the new Protected Life. A new Joint Protected Life may not be named.
In most cases, change of ownership will trigger termination of the Benefit. The exceptions are when the beneficial owner is not changing (e.g. ownership is transferred from an individual to a trust /entity with the same tax ID, or vice versa) or transferred from one entity to another or limited divorce circumstances. Any change of Annuitant will cause the Benefit to terminate.
You will choose Single or Joint Life on the Index Anniversary Date in which you elect to start income following the Waiting Period. You may add, change or remove a Joint Protected Life at any time prior to the Income Effective Date. If a Joint Protected Life is added or changed, the Annual Income Amount will be adjusted to equal what it would have been had the Benefit been purchased with that Joint Protected Life named.
You must request to start Income on any Index Anniversary Date following the Waiting Period on an election form which must be received by us by the Index Anniversary Date you want Income to begin and will be part of your Reallocation Notice you are sent 30 days prior to any given Index Anniversary.
The Annual Income Amount (AIA) is the maximum dollar amount that can be withdrawn in any given Annuity Year during the Income Stage without being considered Excess Income. The first AIA is equal to the Account Value on the Income Effective Date, prior to the deduction of any fees or withdrawals that occur on that day, multiplied by the relevant Income Percentage including any Income Deferral Credits based on the rates established as of the Index Effective Date and the Index Effective Date age of the Protected Life (or youngest of the Protected Lives if Joint).
•Example (assuming no withdrawals or benefit charges):
▪Issue Date: 8/1/2021
▪Income Percentage at Index Effective Date: 3.75%
▪Income Deferral Rate at Index Effective Date: 0.25%
▪Purchase Payment: $50,000
▪Income Effective Date is 8/1/2026 (5 years after Issue Date)
▪Account Value on Income Effective Date: $100,000.
▪On the Income Effective Date, the Account Value will be multiplied by (3.75% + 5 x 0.25% = 5.00%), and the AIA is equal to $5,000 ($100,000 x 5.00%).
AIA will increase or decrease on each Index Anniversary Date based on the Index Credit of the Index Strategies to which your Account Value is allocated.
•Example (assuming no withdrawals or benefit charges):
▪Account Value on Income Effective Date: $100,000
▪Allocated 100% to the 1-Year Point-to-Point with Cap with a 10% Cap and a 10% Buffer
▪AIA for first year: $5,000

▪On the 1St Index Anniversary Date following the Income Effective Date, the Index Return is 9% and thus the Index Strategy receives an 9% Index Credit
▪The AIA will increase by 9%, and your AIA is reset to $5,450 (($5,000 x (1 + 9%)).
▪On 2nd Index Anniversary Date following the Income Effective Date, the Index Return is -15% and thus the Index Strategy receives a -5% Index Credit (-15% + 10% Buffer).
▪The AIA will decrease by 5%, and your AIA is reset to $5,177.50 (($5,450 x (1 + -5%)).
If you select multiple Index Strategies, we will use a weighted average of all Index Credits based on the percentage of Account Value in each Index Strategy to determine the AIA increase or decrease. To determine the change in the AIA, we take the sum of the Index Credit for each Index Strategy divided by the sum of the Index Strategy Base for each Index Strategy before any Index Credit, fees, or withdrawals on the Index Strategy End Date.
•Example (assuming no withdrawals or benefit charges):
▪Account Value on Income Effective Date: $100,000
▪Allocated to:
•1-Year Point-to-Point with Cap with 10% Buffer: 80%
•1-Year Point-to-Point with Cap with 15% Buffer: 20%
▪The Index Strategy Base Values for each Index Strategy are as follows:
•1-Year Point-to-Point with Cap with 10% Buffer: $80,000
•1-Year Point-to-Point with Cap with 15% Buffer: $20,000
▪AIA for first year: $5,000
▪Account Value on 1St Index Anniversary Date following the Income Effective Date after Index Credit, but before any other activity: $107,600 . Therefore, the Index Credit is ($107,600 – $100,000) = $7,600
▪The AIA will increase by 7.60%($7,600 / $100,000)), and your AIA will reset to $5,380 (($5,000 x (1 + 7.60%)).
▪The Index Strategy Base Values for each Index Strategy are as follows:
•1-Year Point-to-Point with Cap with 10% Buffer: $86,800
•1-Year Point-to-Point with Cap with 15% Buffer: $20,800
▪Account Value on 2nd Index Anniversary Date following the Income Effective Date after Index Credit, but before any other activity: $93,500. Therefore, the Index Credit is equal to ($93,500 – $107,600) = - $14,100
▪The AIA will decrease by 13.10% (-$14,100 / $107,600), and your AIA will reset to $4,675 (($5,380 x (1 + -13.10%)).
AIA is available as a lump sum or systematically throughout the year. Any unused AIA in a year cannot be carried over to future years.
Surrender Charges do not apply to Income Withdrawals equal to or less than the AIA even in the case where they are greater than the Free Withdrawal Amount.
EXCESS INCOME
All or any portion of an Income Withdrawal that exceeds the available Annual Income Amount for any given year during the Income Stage is considered Excess Income. Each withdrawal of Excess Income, including any applicable Contingent Deferred Sales Charge, proportionally reduces the Annual Income Amount that will be used in the recalculation of the Annual Income Amount on the next Index Anniversary Date. The proportional reduction is the ratio of the Excess Income to the Account Value immediately following the withdrawal of any applicable Income Withdrawal amount and prior to the withdrawal of the Excess Income.
For Example:
AIA = $5,500
Account Value = $100,000
Withdrawal = $10,000
Excess Income Amount = $4,500
A client takes a $10,000 withdrawal. Based on the information above, the AIA will be reduced to the following due to the client taking $4,500 Excess Income:
1.$10,000 (W/D) - $5,500 (AIA) = $4,500 (Excess Income)
2.$4,500 (Excess Income) / $94,500 (Account Value reduced by the AIA) = 4.76% (proportional reduction rate)
3.$5,500 (AIA prior to Excess Income) x 4.76% = $262 (Reduction to AIA)
4.$5,500 - $262 = $5,238 (New AIA after Excess Income)
Excess Income is subject to any applicable Surrender Charges.

Withdrawals that reduce the Account Value below the contractual minimum amount will only be allowed if they are less than or equal to the AIA.
If an Excess Income withdrawal reduces the Account Value to $0, the Annuity and Benefit will terminate. If the withdrawal is greater than the remaining Annual Income Amount - the Annuity is surrendered, and all benefits are reduced to zero, the Benefit terminates, and no additional payments are made. If you take more than the current remaining Annual Income Amount because of a Required Minimum Distribution (“RMD”), and the amount does not exceed the RMD we calculate, and the Account Value is reduced to $0, the Benefit continues as described above. For more information about Required Minimum Distributions and the Systematic Withdrawal Program, see the “Access to Account Value” section below.
TERMINATION OF BENEFIT
You may terminate the Benefit at any time after the Waiting Period, upon notification to us in Good Order. The Benefit will terminate upon the first to occur of the following events:
(1)the date we receive your request for full surrender of the Annuity or we receive your elective termination of the Benefit at our Annuities Service Center in Good Order;
(2)the date we receive Due Proof of Death of the Decedent if Income Withdrawals have not begun, unless Spousal Continuation occurs;
(3)the date we receive Due Proof of Death of the Protected Life if Income Withdrawals have begun on a Protected Life basis;
(4)the date we receive Due Proof of Death of the surviving Joint Protected Life if the Benefit was spousally continued;
(5)the date we receive Due Proof of Death of an Owner who is not a Protected Life or Joint Protected Life;
(6)the date we process a request to change any designation of the Annuity that either results in a violation of the “Owner, Annuitant and Beneficiary Designations” section of the Benefit or the Annuity, or is a change that is not permitted under our rules then in effect;
(7)the date you first allocate or transfer any portion of your Account Value to any Allocation Options to which you are not permitted at the time of the allocation or transfer;
(8)the date any portion of your Account Value is transferred to begin annuity payments;
(9) the date the Account Value is reduced to $0 as a result of withdrawals of Excess Income;
(10) the date of death of the Protected Life if it occurs after Insured Income Stage payments have begun on a Protected Life basis;
(11) the date of death of the last surviving Joint Protected Life if it occurs after Insured Income Stage payments have begun on a Joint Protected Life basis.
INSURED INCOME STAGE – ACCOUNT VALUE REACHES $0
If your Account Value is reduced to $0 (unless because of Excess Income), we will continue to pay the last calculated Annual Income Amount as a guaranteed payment. Guaranteed payments after the Account Value is reduced to $0 will be made from the General Account as annuity payments until the death of the Protected Life or remaining Protected Lives if income was being take on a Joint life basis.
In the Annuity Year in which your Account Value is reduced to $0, the only Insured Income Stage payment due, if any, equals the Annual Income Amount not yet withdrawn in that Annuity Year. In subsequent Annuity Years, the Insured Income Stage payment equals the Annual Income Amount in effect as of the date the Account Value was reduced to $0.
We will make such Insured Income Stage payments according to any then current instructions for withdrawals of the Annual Income Amount, unless we receive other instructions for such Insured Income Stage payments from you.  If no instructions are received and there are no current instructions for withdrawals of the Annual Income Amount, Insured Income Stage payments will be paid to you in equal monthly payments beginning on the first day of the month on or immediately following the date that your Insured Income Stage payments are set to begin.
All death benefit values will equal zero when the Account Value equals $0. If the calculated annual payment is less than $100, we will change the frequency of the payments, which will be at least annually.
We may recover from you or your estate any Insured Income Stage payments made after the death of the Protected Life or the remaining Joint Protected Life that would have otherwise resulted in the termination of the Benefit.

INFORMATION ABOUT THE INSURANCE COMPANY AND SEPARATE ACCOUNTS
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
On September 15, 2021, Prudential Financial, Inc. (“Prudential”), the former parent of the Company, announced that it had entered into a definitive agreement with Fortitude Group Holdings, LLC (“Fortitude Holdings”) under which Prudential would sell all of its outstanding shares of the Company to Fortitude Group Holdings, LLC (the “Transaction”). The Transaction closed on April 1, 2022. Following the close of the Transaction, Pruco Life Insurance Company will reinsure benefits provided under the Annuities issued by Prudential Annuities Life Assurance Corporation, and The Prudential Insurance Company of America will service and administer such Annuities. This agreement does not relieve us of our obligations to Owners of the Annuities. However, it does transfer all of the Company’s profits and losses for the Annuities to Pruco Life Insurance Company, and requires Pruco Life Insurance Company to indemnify the Company for all of its liabilities under the Annuities The Prudential Insurance Company of America’s servicing and administration of the Annuities is subject to the terms and conditions of the Annuities and an administrative services agreement between us and The Prudential Insurance Company of America.
Prudential Annuities Life Assurance Corporation (“we,” “our,” “us,” or the “Company”) is the issuer of the Annuity. The Company is in the process of changing its name to Fortitude Life Insurance & Annuity Company following its acquisition by Fortitude Holdings, a subsidiary of FGH Parent, L.P., the parent company of Bermuda’s largest multi-line reinsurer (“Fortitude Re”). The Company is licensed to sell life insurance and annuities in the District of Columbia, Puerto Rico, and in all states except New York.
The Company is a stock life insurance company incorporated under the laws of Arizona (formerly incorporated in Connecticut), and its ultimate parent company is Fortitude Re.
Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 (“Securities Act”) and Rule 159 thereunder, we deliver this prospectus to current Owners that reside outside of the United States. In addition, we may not market or offer benefits, features or enhancements to prospective or current Owners while outside of the United States.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Prudential Annuities Life Assurance Corporation incorporates by reference into the prospectus its latest annual report on Form 10-K as of December 31, 2021 filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) since the end of the fiscal year covered by its latest annual report. In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Prudential Annuities Life Assurance Corporation, One Corporate Drive, Shelton, CT 06484 or by calling 1-800-879-7012. We file periodic reports as required under the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see www.sec.gov). You can also visit www.prudential.com.
THE SEPARATE ACCOUNTS
The separate accounts are where Prudential Annuities Life Assurance Corporation sets aside and invests the assets supporting the Annuity. The assets of each separate account are held in the name of the Company, and legally belong to us. We will maintain assets in each separate account with a total market value at least equal to the cash surrender value and other liabilities we must maintain related to the Annuity obligations supported by such assets. The obligations under the Annuity are those of the Company, which is the issuer of the Annuity and the depositor of the separate accounts. More detailed information about the Company, including its audited financial statements, is provided in the Statement of Additional Information.
Separate Account B
The assets supporting obligations based on allocations to the Subaccounts are held in Subaccounts of Prudential Annuities Life Assurance Corporation Variable Account B, also referred to as “Separate Account B”. Separate Account B assets that are held in support of the Subaccounts are kept separate from all our other assets and may not be chargeable with liabilities arising out of any other business we may conduct. Thus, income, gains and losses from assets allocated to Separate Account B are credited to or charged against Separate Account B, without regard to other income, gains or losses of the Company or any other of our separate accounts.
Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.
Effective August 31, 2013, Prudential Annuities Life Assurance Corporation changed its domicile from Connecticut to Arizona. As a result of this change, the Arizona Department of Insurance is our principal regulatory authority and all of our separate accounts including Separate Account B, will now be operated in accordance with the laws of Arizona.
Additional information related to Separate Account B is provided in a separate prospectus.

Index Strategies Separate Account
Assets supporting the Index Strategies are held in a non-insulated, non-unitized separate account established under Arizona law. These assets are subject to the claims of the creditors of the Company and the benefits provided under the Index Strategies are subject to the claims paying ability of the Company.
An Owner does not have any interest in or claim on the assets in the Separate Account. In addition, neither an Owner nor amounts allocated to the Index Strategies participate in the performance of the assets held in the Separate Account.
We are not obligated to invest according to specific guidelines or strategies except as may be required by Arizona and other state insurance laws.
The General Account. Our general obligations and any guaranteed benefits under the Annuity are supported by our General Account and are subject to our claims paying ability. In the Payout Period or the Insured Income Stage (if the Benefit is not terminated or cancelled), assets supporting annuity payments are held in the General Account. Assets in the General Account are not segregated for the exclusive benefit of any particular contract or obligation. General Account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The General Account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

VALUING YOUR INVESTMENT AND INTERIM VALUE OF INDEX STRATEGIES
PROCESSING AND VALUING TRANSACTIONS
We are generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. Eastern Time). Generally, financial transactions received in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions received on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day.
We will not process financial transactions involving purchase or redemption orders or transfers on any day that:
1.the NYSE is closed
2.trading on the NYSE is restricted;
3.an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
4.the SEC, by order, permits the suspension or postponement for the protection of security holders.
In certain circumstances, we may need to correct the processing of an order. In such circumstances, we may incur a loss or receive a gain depending upon the price of the security when the order was executed and the price of the security when the order is corrected. With respect to any gain that may result from such order correction, we will retain any such gain as additional compensation for these correction services.
INTERIM VALUE OF INDEX STRATEGIES
On each Valuation Day during the year, other than the Index Strategy Start Date and Index Strategy End Date, each Index Strategy is valued using an Interim Value. The Interim Value is used to calculate amounts available for withdrawal (including systematic withdrawals), surrender, transfer, Income, Excess Income, annuitization or payment of a death claim. The Interim Value also is used to determine how much the Index Strategy Base will be reduced after a transfer, withdrawal or Benefit charge.
The Interim Value is also included in the Account Value and Surrender Value to reflect the amount in the applicable Index Strategy prior to the Index Strategy End Date. The Interim Value reflects the value of each Index Strategy taking into account the current price of the underlying Index, the time remaining until the Index Strategy End Date, and the current value of the investments we have made to fund our obligations under the Index Strategy. The Interim Value is an estimate of the current value of fixed income and derivative instruments we could purchase to assure our ability to meet our obligations to the Owner at an Index Strategy End Date. We use a portfolio of fixed income instruments and derivatives to replicate our obligations to calculate Index Credit for the Index Strategies. These derivatives are valued using the Black-Scholes Model. There are many external factors that may impact the Interim Value including changes in the Indices, changes in the interest rate environment, and volatility.
The Interim Value assesses the fair value of the assets allocated to the Index Strategy (Index Strategy Base) plus the current value of the portfolio of options utilized to replicate the performance of these Index Strategies.
The Interim Value for the applicable Index Strategy is equal to (1) + (2) where:
(1) is the fair value of the Index Strategy Base on the Valuation Day the Interim Value is calculated.
(2) is the current value of replicating the portfolio of options
1.The fair value of the Index Strategy Base is meant to represent the market value of the investments supporting each Index Strategy.
The Market Value Index Rate will apply on a uniform basis for a class of Owners in the same Index Strategy and will be administered in a uniform and non-discriminatory manner.
The Market Value Index Rate is the Bloomberg Barclays U.S. Intermediate Credit Index rate. The Bloomberg Barclays U.S. Intermediate Credit Index is the rate for the maturity using a set duration. The duration is set to represent the duration of the investments supporting the Index Strategy and may not match the actual length of the Index Strategy.
If the Bloomberg Barclays U.S. Intermediate Credit Index yield is not published for a particular day, then we will use the yield on the next day it is published. If the Bloomberg Barclays U.S. Intermediate Credit Index yield is no longer published, or is discontinued, then we may substitute another suitable method for determining this component of the Market Value Index Rate.
2.Current value of replicating the portfolio of options – We utilize a fair market value methodology to value replicating the portfolio of options that support this product.
For each Index Strategy, we solely designate and value options, each of which is tied to the performance of the Index associated with the Index Strategy. We use derivatives to provide an estimate of the gain or loss on the Index Strategy Base that could occur at the end of the Index Strategy Term. This estimate also reflects the impact of the Cap Rate, Participation Rate, Tier Level, Step Rate and Buffer at the end of the Index Strategy Term as well as the estimated cost of exiting the replicating options prior to the Index Strategy End Date. The valuation of the options is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these options is determined solely by us and may vary, higher or lower, from other estimated valuations or the actual selling price of identical derivatives. Any variance between our estimated fair value price and other estimated or actual prices may be different from Index Strategy type to Index Strategy type and may also change from day to day.

See Appendix A for additional information regarding the Interim Value calculation.
EXAMPLE
Index Effective Date: 12/2/2019
Purchase Payment: $150,000
Allocated to:
1. 33% 1-Year Step Rate Plus; S&P 500; Step Rate 5%; Participation Rate 90%; Buffer 5%
2. 33% 3-Year Point-to-Point Cap Rate; S&P 500; Cap Rate 75%; Buffer 10%
3. 34% 6-Year Tiered Participation Rate; S&P 500; Tier 1 100%; Tier 2 140%; Tier Level 30%; Buffer 10%
Note on examples: months are assumed to have 30 days and years are assumed to have 365 days.

On the Index Effective Date
	Step Rate Plus	Point-to- Point Cap Rate	Tiered Part Rate
Index Strategy Term (in months)	12	36	72
Months elapsed since Index Strategy Start Date	0	0	0
Index Strategy Base	$49,500	$49,500	$51,000
Buffer	5%	10%	10%
Index Strategy rate	5%	75%	100%/140%
Months until Index Strategy End Date	12	36	72
Market Index Rate on Index Strategy Start Date	2.00%	5.00%	8.00%
Starting Index Value	1,000
Total Account Value	$150,000

Index Return is Negative
Months elapsed since Index Strategy Start Date	9	9	9
Time Remaining in Index Strategy Term (in months)	3	27	63
Index Value on Calculation Date	800
Index Return on Calculation Date	-20%
Market Index Rate on Calculation Date	3.00%	6.00%	9.00%
1. Fair Value of Index Strategy Base	$48,496.25	$46,847.82	$45,813.71
2. Options value	$(7,401.54)	$(6,166.88)	$(5,753.38)
Sum of 1 + 2	$41,094.71	$40,680.95	$40,060.33

Interim Value for each Strategy (1+2)	$41,094.71	$40,680.95	$40,060.33
Total Account Value		$121,835.99
The Index Strategy Rate may differ depending on the Index Strategy, which is further outlined in Appendix A.

Index Return is Positive
Months elapsed since Index Strategy Start Date	9	9	9
Time Remaining in Index Strategy Term (in months)	3	27	63
Index Value on Calculation Date	1200
Index Return on Calculation Date	20%
Market Index Rate	3.00%	6.00%	9.00%
1. Fair Value of Index Strategy Base	$48,496.25	$46,847.82	$45,813.71
2. Options value	$8,887.29	$10,009.66	$13,519.43
Sum of 1 + 2	$57,383.54	$56,857.49	$59,333.14

Interim Value for each Strategy (1+2)	$57,383.54	$56,857.49	$59,333.14
Total Account Value	$173,574.17
The Index Strategy Rate may differ depending on the Index Strategy, which is further outlined in Appendix A.
The following Examples are applicable in Pennsylvania.
EXAMPLE
Index Effective Date: 12/2/2019
Purchase Payment: $150,000
Allocated to:
4. 33% 1-Year Point-to-Point Cap Rate; S&P 500; Cap Rate 17%; Buffer 10%
5. 33% 3-Year Point-to-Point Cap Rate; S&P 500; Cap Rate 75%; Buffer 10%
6. 34% 6-Year Tiered Participation Rate; S&P 500; Tier 1 100%; Tier 2 140%; Tier Level 30%; Buffer 10%
Note on examples: months are assumed to have 30 days and years are assumed to have 365 days.

On the Index Effective Date
	Point-to-Point Cap Rate	Point-to- Point Cap Rate	Tiered Part Rate
Index Strategy Term (in months)	12	36	72
Months elapsed since Index Strategy Start Date	0	0	0
Index Strategy Base	$49,500	$49,500	$51,000
Buffer	10%	10%	10%
Index Strategy rate	17%	75%	100%/140%
Months until Index Strategy End Date	12	36	72
Market Index Rate on Index Strategy Start Date	2.00%	5.00%	8.00%
Starting Index Value	1,000
Total Account Value	$150,000

Index Return is Negative
Months elapsed since Index Strategy Start Date	9	9	9
Time Remaining in Index Strategy Term (in months)	3	27	63
Index Value on Calculation Date	800
Index Return on Calculation Date	-20%
Market Index Rate on Calculation Date	3.00%	6.00%	9.00%
1. Fair Value of Index Strategy Base	$49,082.84	$47,199.12	$45,965.59
2. Options value	$(5,155.19)	$(6,166.88)	$(5,753.38)
Interim Value for each Strategy (1+2)	$43,927.65	$41,034.24	$40,212.21
Total Account Value		$125,174.10
The Index Strategy Rate may differ depending on the Index Strategy, which is further outlined in Appendix A.

Index Return is Positive
Months elapsed since Index Strategy Start Date	9	9	9
Time Remaining in Index Strategy Term (in months)	3	27	63
Index Value on Calculation Date	1200
Index Return on Calculation Date	20%
Market Index Rate	3.00%	6.00%	9.00%
1. Fair Value of Index Strategy Base	$49,082.84	$47,199.12	$45,965.59
2. Options value	$7,583.70	$10,009.66	$13,519.43
Interim Value for each Strategy (1+2)	$56,666.54	$57,208.78	$59,485.02
Total Account Value	$173,360.34
The Index Strategy Rate may differ depending on the Index Strategy, which is further outlined in Appendix A.

PURCHASING YOUR ANNUITY
REQUIREMENTS FOR PURCHASING THE ANNUITY
We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of an Annuity and/or acceptance of Purchase Payments. The current limitations, restrictions and standards are described below. We may change these limitations, restrictions and standards in the future.
Purchase Payment: Unless we agree otherwise and subject to our rules, the Annuity has a required minimum Purchase Payment of $25,000. The Annuity is a single premium contract which means any additional Purchase Payments will not be accepted once the Annuity has been issued.
All Purchase Payments making up the single premium are required prior to issuing the Annuity. Purchase Payments must be received within 60 days of the application signed date. The Purchase Payments will remain uninvested until all monies are received and the Annuity is issued. We will issue your Annuity and allocate your complete Purchase Payment within two Business Days after we receive your complete Purchase Payment and all information that we require for the purchase of an Annuity in Good Order. We reserve the right to reject a Purchase Payment that is comprised of multiple payments paid to us over a period of time. If we permit you to make multiple payments as part of your initial Purchase Payment, the Annuity will not be issued until all such payments are received in Good Order. We reserve the right to hold such multiple payments in a non-interest bearing account until the Issue Date.
No Purchase Payment will be accepted after the Annuity has been issued. You may allocate your complete Purchase Payment only to Index Strategies at issue. The Issue Date and Index Effective Date will always be the same.
We must approve any complete Purchase Payment where the total amount equals $1,000,000 or more with respect to the Annuity including any other Annuity you are purchasing from us (or that you already own) and/or our affiliates. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payment with respect to the Annuity and all other Annuities owned by the new Owner would equal or exceed that $1,000,000 threshold.
Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block an Owner’s ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, surrenders, total withdrawals, death benefits, or Annuity payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.
Except as noted below, Purchase Payments making up the complete Purchase Payment must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to us. Purchase Payments making up the complete Purchase Payment may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments making up the complete Purchase Payment may be transmitted to us by wiring funds through your Financial Professional’s broker-dealer firm. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.
Once we accept your application and complete Purchase Payment, we allocate your Purchase Payment, upon receipt, in your Annuity according to your instructions.
We are required to allocate your complete Purchase Payment within two (2) Valuation Days after we receive the complete Purchase Payment in Good Order at our Annuities Service Center. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment(s) while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment(s) to you at that time, unless you specifically consent to our retaining the Purchase Payment(s) while we gather the required information. Once we obtain the required information, we will invest the complete Purchase Payment and issue an Annuity within two (2) Valuation Days.
As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your complete Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. Once your purchase is approved by the firm, we will process your complete Purchase Payment as described above. These arrangements are subject to a number of regulatory requirements, including that customer funds will be deposited in a segregated bank account and held by the insurer until such time that the insurer is notified of the firm’s principal approval and is provided with the application, or is notified of the firm principal’s rejection. In addition, the insurer must promptly return the customer’s funds at the customer’s request prior to the firm’s principal approval or upon the firm’s rejection of the application. The monies held in the bank account will be held in a suspense account within our general account and we may earn interest on amounts held in that suspense account. Owners will not be credited with any interest earned on amounts held in that suspense account. The monies in such suspense account may be subject to claims of our general creditors.
Allocation of Purchase Payment
Issuance of an Annuity represents our acceptance of the complete Purchase Payment. You may allocate your Purchase Payment to Index Strategies only. Allocations must be made in whole percentages and must equal 100%.
If the Index Effective Date is not a Valuation Day, the initial index value for the Index Effective Date will be the following Valuation Day that the Index is calculated and published.

Holding Account. The Holding Account is the PSF PGIM Government Money Market Portfolio. You may allocate to the PSF PGIM Government Money Market Portfolio only after the Issue Date. While the PSF PGIM Government Money Market Portfolio is the Holding Account for transfers out of Index Strategies mid-term, you may also allocate Account Value to the Portfolio during the Savings Stage after the Issue Date. The Portfolio is not available for allocation during the Income Stage.

Rate Determination.
In order for you to receive the rates associated with the Index Strategies reflected on the rate sheet found at www.prudential.com/personal/annuities/products/flexguard-indexed-variable-annuity, your Annuity application must be signed on or after the date set forth on the rate sheet and before a new rate sheet is established. From the date you sign your Annuity application, we must also receive that paperwork in Good Order within 15 calendar days, and the new Annuity must be issued within 45 calendar days from the date the application was signed. If these conditions are not met, and you decide to proceed with the purchase of the Annuity, you will receive the Index Strategy rates that are in effect on your Issue Date. Under certain circumstances we may waive these conditions or extend these time periods in a nondiscriminatory manner.
Applicable Income Percentage and Income Deferral Rates are disclosed in the current Index Linked Variable Income Benefit Supplement.
RIGHT TO CANCEL
You may cancel (or “Free Look”) your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Annuities Service Center or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Annuities Service Center, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. If the Annuity is a replacement contract, you may cancel your Annuity using the same method within thirty days beginning on the date the contract is received by the owner, or any longer period as may be required by applicable law in the state where the contract is delivered or issued for delivery.
Subject to applicable law, the amount of the refund will equal the Account Value as of the Valuation Day we receive the returned Annuity at our Annuities Service Center or the cancellation request in Good Order, plus any fees or Tax Charges deducted from the Purchase Payment upon allocation to the Annuity or imposed under the Annuity, less any applicable federal and state income tax withholding. However, where we are required by applicable law to return the complete Purchase Payment, we will return the greater of Account Value and the complete Purchase Payment.

MANAGING YOUR ACCOUNT VALUE
REALLOCATIONS/TRANSFER GUIDELINES
During the Savings Stage, you may transfer Account Value between Variable Investment Subaccounts we make available at any time, subject to the restrictions outlined below. On each Index Anniversary Date, you may reallocate Account Value allocated to Variable Investment Subaccounts we make available and any Index Strategy(ies) that has reached an Index Strategy End Date into any available Index Strategy.
During the Income Stage, you may only allocate to the 1-year Point-to-Point with Cap Index Strategies and may not allocate to any Variable Subaccount.
You will receive a Reallocation Notice 30 days prior to each Index Anniversary Date. You must provide instructions for reallocation (by any method allowable) by the Index Anniversary Date. The reallocation will be processed on the Index Anniversary Date. You will be able to make reallocation selections via mail, phone, or through online access.
You may not reallocate to an Index Strategy where the Index Strategy End Date is after your Maximum Annuity Date. If there is less than one year until the Maximum Annuity Date. we will transfer that Account Value to the Holding Account using the Interim Value, if applicable.
The minimum required amount allocated to any Index Strategy is $2,000. The minimum required amount allocated to any Variable Investment Subaccount is $20.
During the Savings Stage, you may partially or fully transfer out of an Index Strategy before the Index Strategy End Date, but you will do so at the Interim Value of the Index Strategy. See “Interim Value” for more information. The funds transferred from an Index Strategy before the Index Strategy End Date may only be transferred to Variable Investment Subaccounts. If you wish to transfer to another Index Strategy, after transferring to the Variable Investment Subaccounts, you must wait until the next Index Anniversary Date.
The Interim Value rules do not apply in the following situations during the Savings Stage.

From Account	To Account	Any Time	Index Strategy End Date Only
Variable Investment Subaccount (including Holding Account)	Variable Investment Subaccount (including Holding Account)	X
Variable Investment Subaccount (including Holding Account)	Index Strategy		X
Index Strategy	Variable Investment Subaccount (including Holding Account)		X
Index Strategy	Index Strategy		X
Default Reallocations/Transfers
If you do not respond to the Reallocation Notice, any Index Strategy that has reached an Index Strategy End Date will automatically renew into the same Index Strategy. During the Saving Stage, if the same Index Strategy is no longer available, the amount will be transferred into the Holding Account, and the amount may be transferred among the Variable Investment Subaccounts at any time or into another Index Strategy on the next Index Anniversary Date. During the Income Stage, if the current Index Strategy is no longer available and we have no additional instructions, we will automatically transfer these amounts into the Index Strategy with, in order of priority, the shortest Term, the highest Buffer, and the lowest Cap Rate. You must provide instructions for reallocation by the Index Anniversary Date.
We reserve the right to stop offering any Index Strategy at any time.
FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS
If you have provided the necessary authorization on the application for your Annuity, the individual who signed the application for your Annuity may forward instructions regarding the allocation of your Account Value, and request financial transactions involving Variable Investment Subaccounts and Index Strategies. We refer to this person as your Financial Professional. We will follow all instructions received from authorized persons in the order in which we receive them. If your Financial Professional has this authority, we deem that all such transactions that are directed by your Financial Professional, as applicable, with respect to your Annuity have been authorized by you. You will receive a confirmation of any financial transaction involving your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Variable Investment Subaccounts and Index Strategies available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions.

ACCESS TO ACCOUNT VALUE
TYPES OF DISTRIBUTIONS AVAILABLE TO YOU
You can access your Account Value through partial withdrawals, Income Withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. Any withdrawals (including Required Minimum Distributions) prior to the Income Effective Date will have no impact on future Income amounts except in the reduction of the Account Value, which is used to set the initial Annual Income Amount on the Income Effective Date.
You can also surrender your Annuity at any time. Depending on your instructions, we may deduct a portion of the Account Value being withdrawn or surrendered as a CDSC. If you surrender your Annuity, in addition to any CDSC, we may deduct any Tax Charge that applies. If a withdrawal is taken from an Index Strategy before the Index Strategy End Date, the withdrawal will be based on the Interim Value. See “Interim Value” for more information. Certain amounts may be available to you each Annuity Year that are not subject to a CDSC. These are called “Free Withdrawals.” Unless you notify us differently as permitted, partial withdrawals will be deducted first from any Variable Investment Subaccounts on a pro-rata basis. Only when the Variable Investment Subaccounts have been depleted will any remaining withdrawal amount be deducted from the Index Strategies, also on a pro-rata basis. The Owner can also request self-directed withdrawals from Variable Investment Subaccounts and Index Strategies of their choosing. Each of these types of distributions is described more fully below.
PARTIAL WITHDRAWALS AND INTERIM VALUE OF INDEX STRATEGIES
Any time a partial withdrawal occurs between Index Strategy Start and End Dates, the Index Strategy Base will be reduced in the same proportion that the total withdrawal reduced the Interim Value. A proportional reduction in your Index Strategy Base could be larger than the dollar amount of the withdrawal when the Index Strategy Base is greater than the Interim Value. Here are examples where the Index Strategy Base is less than the Interim Value and then exceeds the Interim Value:
Example 1:
Index Strategy Start Date: 9/1/2019
Index Strategy Base: $50,000

Withdrawal Date: 3/1/2020
Interim Value: $70,000
Withdrawal: $50,000 gross

Withdrawal divided by Interim Value: $50,000 / $70,000 = 71.429%
Index Strategy Base Adjustment Amount: $50,000 x 71.429% = $35,714.29
Index Strategy Base after Withdrawal: $50,000 - $35,714.29 = $14,285.71

Example 2:
Index Strategy Base: $14,285.71

Withdrawal Date: 5/1/2020
Interim Value: $14,000
Withdrawal: $14,000 gross

Withdrawal divided by Interim Value: $14,000 / $14,000 = 100%
Index Strategy Base Adjustment Amount: $14,285.71 x 100% = $14,285.71
Index Strategy Base after Withdrawal: $14,285.71 – $14,285.71 = $0
FREE WITHDRAWAL AMOUNTS
The Free Withdrawal amount is the amount that can be withdrawn from your Annuity each Annuity Year without the application of any CDSC. Within the CDSC period, the Free Withdrawal amount is equal to 10% of the Purchase Payment during the first Annuity Year and 10% of the Account Value on the previous Contract Anniversary Date after the first Annuity Year. Withdrawals made within an Annuity Year reduce the Free Withdrawal amount available for the remainder of the Annuity Year. If you do not make a Free Withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal amount to the next Annuity Year.
1.The Free Withdrawal amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of CDSC that may apply upon a subsequent withdrawal or surrender of your Annuity.
2.You can also make partial withdrawals in excess of the Free Withdrawal amount. The minimum partial withdrawal you may request is $100.
Your withdrawal will include the amount of any applicable CDSC. You can request a partial withdrawal as either a “gross” or “net” withdrawal. In a “gross” withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by any applicable CDSC or tax withholding. Therefore, you may receive less than the dollar amount you specify. In a “net” withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any applicable deduction for CDSC or tax withholding is taken from your remaining Account Value. Therefore, a larger amount may be deducted from your Account Value than the amount you specify. If you do not provide instruction on how you want the withdrawal processed, we will process the withdrawal as a gross withdrawal. We will deduct the partial withdrawal from your Account Value in accordance with your instructions.
SYSTEMATIC WITHDRAWALS
Our systematic withdrawal program is an administrative program designed for you to withdraw a specified amount from your Annuity on an automated basis at the frequency you select. This program is available to you at no additional charge. We may cease offering this program or change the administrative rules related to the program at any time on a non-discriminatory basis.
If you establish a systematic withdrawal program to make withdrawals of the Annual Income Amount, we will automatically increase or decrease the withdrawal amounts each year as the Annual Income Amount is recalculated.
You may not have a systematic withdrawal program, as described in this section, if you are receiving substantially equal periodic payments under Sections 72(t) and 72(q) of the Code or Required Minimum Distributions.
You may terminate your systematic withdrawal program at any time. Ownership changes to, and assignment of, your Annuity will terminate any systematic withdrawal program on the Annuity as of the effective date of the change or assignment. Requesting partial withdrawals while you have a systematic withdrawal program may also terminate your systematic withdrawal program as described below.
Systematic withdrawals can be made from your Account Value allocated to the Index Strategies or Variable Subaccounts. Please note that systematic withdrawals may be subject to any applicable CDSC. We will determine whether a CDSC applies and the amount in the same way as we would for a partial withdrawal. In addition, systematic withdrawals taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. Please see “Interim Value” for more information. Any time a systematic withdrawal occurs before the Index Strategy End Date, the Index Strategy Base will also be reduced in the same proportion that the total withdrawal reduced the Interim Value.
The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.
In the absence of instructions, systematic withdrawals will be taken on a pro-rata basis from all Variable Investment Subaccounts until the Variable Investment Subaccounts have been depleted, and then they will be taken pro-rata from all the Index Strategies.
SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE
If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of “substantially equal periodic payments.” For Annuities issued as nonqualified Annuities, the Code may provide a similar exemption from penalty under Section 72(q) of the Code. Systematic withdrawals under Sections 72(t)/72(q) may be subject to a CDSC. In addition, systematic withdrawals under Sections 72(t)/72(q) taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. Please see “Interim Value” for more information. Any time a systematic withdrawal occurs before the Index Strategy End Date, the Index Strategy Base will also be reduced in the same proportion that the total withdrawal reduced the Interim Value. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. There is no minimum Surrender Value we require to allow you to begin a program for withdrawals under Sections 72(t)/72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.
You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.
Please note that if a withdrawal under Sections 72(t) or 72(q) is scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the withdrawal on the last Valuation Day prior to December 25th of that year.
REQUIRED MINIMUM DISTRIBUTIONS
Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner’s lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a CDSC (if applicable) on Required Minimum Distributions from your Annuity if you are required by law to take such Required Minimum Distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate as the Required Minimum Distribution and is paid out through a program of systematic withdrawals that we make available. However, a CDSC (if applicable) may be assessed on that portion of a systematic withdrawal that is taken to satisfy the Required Minimum Distribution rules in relation to other savings or investment plans under other qualified retirement plans. In addition, Required Minimum Distribution withdrawals taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. Please see “Interim Value” for more information. Any time a Required Minimum Distribution withdrawal occurs before the Index Strategy End Date, the Index Strategy Base will also be reduced in the same proportion that the total withdrawal reduced the Interim Value.

The amount of the Required Minimum Distribution for your particular situation may depend on other Annuity, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.
If withdrawals for the amount of your Required Minimum Distribution are paid out through a program of systematic withdrawals that we make available, such withdrawals will not be considered Excess Income during the Income Stage even if the amount of your Required Minimum Distribution exceeds the available Annual Income Amount. Under the systematic withdrawal program, we will pay out the greater of your Required Minimum Distribution as of the end of the prior calendar year and your Annual Income Amount as of the prior Index Anniversary Date. You may elect to have your Required Minimum Distribution paid out monthly, quarterly, semi-annually or annually. Once the frequency of distributions is elected, it cannot be changed.
If you choose to take your Required Minimum Distribution from this Annuity, unless we receive other instructions from you, we will take each Required Minimum Distribution first pro-rata from the Variable Investment Sub-Accounts in which your Account Value is allocated. Once the Account Value in all Variable Investment Sub-Accounts has been depleted, we will deduct any remaining Required Minimum Distribution pro-rata from the Index Strategy in which you have Account Value allocated. If the amount of the Required Minimum Distribution reduces your Account Value below $2,000, we may treat the distribution as a full Surrender of the Annuity. After the Annuity Date, we will view the annuity payments as your Required Minimum Distributions with respect to the Annuity.
You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code.
In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.
Please note that if a Required Minimum Distribution is scheduled to be effected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will process the Required Minimum Distribution on the last Valuation Day prior to December 25th of that year.
WITHDRAWALS DURING THE INCOME STAGE
Income Withdrawals. Income Withdrawals reduce the Annual Income Amount available during an Annuity Year by the amount of the Withdrawal. Income Withdrawals during an Annuity Year that, in total, do not exceed the Annual Income Amount are not subject to any Contingent Deferred Sales Charges. Any unused Annual Income Amount cannot be carried over for use in future years.
Excess Income Withdrawals. Each withdrawal of Excess Income, including any applicable Contingent Deferred Sales Charge, proportionally reduces the Annual Income Amount for future years. Each proportional reduction is calculated by multiplying the Annual Income Amount by the ratio of Excess Income to the Account Value immediately after the withdrawal of any Annual Income Amount and before the withdrawal of the Excess Income. A withdrawal of Excess Income that brings your Account Value to $0, will result in termination of the Benefit and the Annuity.
Required Minimum Distributions. A Required Minimum Distribution is considered an Income Withdrawal from the Annuity during the Income Stage. The following rules apply with respect to a Required Minimum Distribution withdrawal.
If withdrawals for the amount of your Required Minimum Distribution are paid out through a program of systematic withdrawals that we make available, such withdrawals will not be considered Excess Income during the Income Stage even if the amount of your Required Minimum Distribution exceeds the available Annual Income Amount. Under the systematic withdrawal program, we will pay out the greater of your Required Minimum Distribution as of the end of the prior calendar year and your Annual Income Amount as of the prior Index Anniversary Date. You may elect to have your Required Minimum Distribution paid out monthly, quarterly, semi-annually or annually. Once the frequency of distributions is elected, it cannot be changed. Any additional withdrawals, if any, will be treated as Excess Income.
For purposes of this provision, Required Minimum Distributions are determined based on the value of this Annuity, and do not include the value of any other annuities, savings or investments subject to the Required Minimum Distribution rules. In any Annuity Year that the Required Minimum Distribution is greater than the Annual Income Amount, the excess amount of Income Withdrawals you make that exceed the Required Minimum Distribution amount calculated by us based on the value of this Annuity will be treated as Excess Income.
In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution, if not for the suspension, as eligible for treatment under this provision.

SURRENDERS
SURRENDER VALUE
During the Savings Stage and Income Stage, you can surrender your Annuity at any time and will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value less any applicable CDSC, any pro-rated Benefit charge, and any applicable Tax Charges.
We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. We will not allow you to take any withdrawals that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See “Annuity Options” later in this prospectus for information on the impact of the minimum Surrender Value at annuitization.
Your Surrender Value taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. Please see “Interim Value” for more information.
MEDICALLY-RELATED SURRENDERS
Where permitted by law, you may request to surrender all or part of your Annuity prior to the Annuity Date without application of any otherwise applicable CDSC upon occurrence of a medically-related “Contingency Event” as described below (a “Medically-Related Surrender”). The availability and requirements of such a surrender and waiver may vary by state.
If you request a full surrender under the Medically Related Surrender provision, the amount payable will be your Account Value as of the date we receive, in Good Order, your request to surrender your Annuity. For a Medically-Related Surrender taken from an Index Strategy before the Index Strategy End Date, the surrender will be based on the Interim Value. Although a CDSC will not apply to qualifying Medically-Related Surrenders, please be aware that a withdrawal from the Annuity before you have reached age 59½ may be subject to a 10% additional tax and other tax consequences – see “Tax Considerations” later in this prospectus.
This waiver of any applicable CDSC is subject to our rules in place at the time of your request, which currently include but are not limited to the following:
1.If the Owner is an entity, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the “Contingency Event” described below in order to qualify for a Medically-Related Surrender;
2.If the Owner is an entity, the Annuitant must be alive as of the date we pay the proceeds of such surrender request;
3.If the Owner is one or more natural persons, all such Owners must also be alive at such time;
4.We must receive satisfactory proof of the Owner’s (or the Annuitant’s if entity-owned) confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us;
5.no additional Purchase Payments can be made to the Annuity; and
6.Proceeds will only be sent by check or electronic fund transfer directly to the Owner.
We reserve the right to impose a maximum amount of a Medically-Related Surrender (equal to $500,000), but we do not currently impose that maximum. That is, if the amount of a partial medically-related withdrawal request, when added to the aggregate amount of Medically-Related Surrenders you have taken previously under the Annuity and any other Annuity we and/or our affiliates have issued to you exceeds that maximum amount, we reserve the right to treat the amount exceeding that maximum as not an eligible Medically-Related Surrender. A “Contingency Event” occurs if the Owner (or Annuitant if entity-owned) is:
1.first confined in a “Medical Care Facility” after the Issue Date and while the Annuity is in force, remains confined for at least 90 consecutive days, and remains confined on the date we receive the Medically-Related Surrender request at our Annuities Service Center; or
2.first diagnosed as having a “Fatal Illness” after the Issue Date and while the Annuity is in force. We may require a second or third opinion by a licensed physician chosen by us regarding a diagnosis of Fatal Illness. We will pay for any such second or third opinion.
“Fatal Illness” means a condition (a) diagnosed by a licensed physician; and (b) that is expected to result in death within 24 months after the diagnosis in 80% of the cases diagnosed with the condition. “Medical Care Facility” means a facility operated and licensed pursuant to the laws of any United States jurisdiction providing medically necessary in-patient care, which is (a) prescribed by a licensed physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the United States jurisdiction in which it is located; (c) recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; and (d) certified as a hospital or long-term care facility; OR (e) a nursing home licensed by the United States jurisdiction in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. This waiver is not currently available in California and Massachusetts.

DEATH BENEFITS
TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT
The Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If a Contingent Annuitant was designated before an Annuitant’s death and the Annuitant dies, and the Contingent Annuitant is the spouse, then the spouse Contingent Annuitant may choose to become the Annuitant and continue the contract, in which case a Death Benefit will not be paid, or elect to receive the Death Benefit. If a Nonqualified Annuity is owned by an entity (for example, a non-natural person), the Death Benefit is payable upon the first Annuitant’s death. The person upon whose death the Death Benefit is paid is referred to below as the “decedent”. A Death Benefit is payable only if your Account Value at the time of the decedent’s death is greater than zero. Death claims taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. See “Interim Value” for more information.
Where an Annuity is issued to a trust, and such trust is characterized as a grantor trust under the Code, such Annuity shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity held by a natural person. At this time, we will not issue an Annuity to grantor trusts with more than two grantors.
You may name as the Owner of the Annuity a grantor trust with one grantor only if the grantor is designated as the Annuitant. You may name as the Owner of the Annuity, subject to state availability, a grantor trust with two grantors only if the oldest grantor is designated as the Annuitant. We will not issue the Annuity to grantor trusts with more than two grantors. If co-grantors are named, the second grantor may be designated as Joint Annuitant. If a non-Annuitant co-grantor passes away, then the Death Benefit will not be payable.
We determine the amount of the Death Benefit as of the date we receive Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.
Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus under “Payment of Death Benefits” below.
After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the Holding Account. However, between the date of death and the date that we transfer any remaining Death Benefit to the Holding Account, the amount of the Death Benefit is subject to market fluctuations (net of the Insurance Charge).
THE RETURN OF PURCHASE PAYMENTS DEATH BENEFIT
The Annuity provides a Death Benefit called the Return of Purchase Payments Death Benefit and will be attached to your Annuity contract once issued.
The amount of the death benefit under the Return of Purchase Payments Death Benefit is equal to the greater of:
1.The Return of Purchase Payments Amount, defined below; AND
2.The Account Value on the date we receive Due Proof of Death.
Calculation of the Return of Purchase Payments Amount
Initially, the Return of Purchase Payment amount is equal to the sum of all Purchase Payments allocated to the Annuity on its Issue Date. Thereafter, the Return of Purchase Payments Amount is reduced for any partial withdrawals. A withdrawal will cause a proportional reduction to the Return of Purchase Payments Amount equal to the ratio of the amount of the withdrawal to the Account Value immediately prior to the withdrawal.
The proportional reduction in the Return of Purchase Payments Amount could be less or greater than the actual withdrawal based upon the level of the Account Value. If the Account Value exceeds the Return of Purchase Payments Amount prior to the withdrawal, then the impact on the Return of Purchase Payments Amount would be less than the reduction in the Account Value. If the Return of Purchase Payments Amount exceeds the Account Value prior to the withdrawal, then the impact on the Return of Purchase Payments Amount would exceed the reduction in the Account Value. This is outlined in the below examples.
Example 1:
Return of Purchase Payments Amount: $100,000
Gross Withdrawal: $18,000
Account Value at time of Withdrawal: $118,000
Return of Purchase Payments Amount Reduction Percent for Withdrawal: 15.25% ($18,000/$118,000)
Return of Purchase Payments Amount after Withdrawal: $84,750 ($100,000 - 15.25%)

Example 2:
Return of Purchase Payments Amount: $100,000
Gross Withdrawal: $18,000
Account Value at time of Withdrawal: $90,000
Return of Purchase Payments Amount Reduction Percent for Withdrawal: 20% ($18,000/$90,000)
Return of Purchase Payments Amount after Withdrawal: $80,000 ($100,000 - 20%)

DEATH BENEFITS UNDER THE INDEX LINKED VARIABLE INCOME BENEFIT
Death of the Protected Life During the Savings Stage. Upon receipt of Due Proof of Death of the Protected Life, the Benefit will terminate and the Death Benefit provision of your Annuity and any Death Benefit Rider made a part of your Annuity will apply. If Spousal Continuation occurs under the terms of the Annuity, the Benefit will remain in force unless we are instructed otherwise and the spouse who continues the Annuity and the Benefit becomes the Joint Protected Life. If this occurs, the Income Percentage and Income Deferral Rate will be based on the applicable Joint Protected Life Income Percentage correlated with the age of the younger of the Joint Protected Lives as of the Index Effective Date.
Death of the Joint Protected Life During the Savings Stage. The Benefit will remain in force unless we are instructed otherwise or if the death of the Joint Protected Life would cause the Death Benefit provision of the Annuity to apply and Spousal Continuation does not occur under the terms of the Annuity. Otherwise, the Annual Income Amount will continue to be based on the applicable Joint Protected Life Income Percentage correlated with the age of the younger of the Joint Protected Lives and no changes to the Joint Protected Lives are permitted.
Death of the Protected Life During the Income Stage. Upon receipt of Due Proof of Death of the single Protected Life, the Benefit will terminate and the Death Benefit provision of your Annuity and any Death Benefit made a part of your Annuity will apply.
Death of the Joint Protected Life During the Income Stage. The Benefit will remain in force unless we are instructed otherwise or if the death of the Joint Protected Life would cause the Death Benefit provision of the Annuity to apply and Spousal Continuation does not occur under the terms of the Annuity. Otherwise, the Annual Income Amount will continue to be based on the applicable Joint Protected Life Income Percentage correlated with the age of the younger of the Joint Protected Lives and no changes to the Joint Protected Lives are permitted.
Any withdrawals reduce the Return of Purchase Payment portion of the Death Benefit proportionally. A charge for the Benefit is not considered a withdrawal and should not reduce the Return of Purchase Payment portion of the Death Benefit.

ANNUITY OPTIONS
Annuitization involves converting your Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option. We currently make annuity options available that provide fixed annuity payments only. Fixed annuity payments provide the same amount with each payment. You must annuitize your entire Account Value; partial Annuitizations are not allowed. If you annuitize between Index Anniversary Dates, your annuity payments taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. See “Interim Value” for more information.
You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first, the Maximum Annuity Date, and no earlier than the earliest permissible Annuity Date. Your choice of Annuity Date and Annuity Option may be limited, depending on your use of the Annuity. If you do not request an earlier Annuity Date in writing, then your Annuity Date will be the Latest Annuity Date. You may choose one of the annuity options described below, and the frequency of annuity payments. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant. If a CDSC is still remaining on your Annuity, any period certain must be at least 10 years (or the maximum period certain available, if life expectancy is less than 10 years). You may change your choices up to 30 days before the Annuity Date. We must receive your request in Good Order.
If needed, we will require proof in Good Order of the Annuitant’s age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making additional annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.
On the Annuity Date we apply the Account Value, less any applicable Tax Charges, to the Annuity Option you select. If you have not selected an Annuity Option, the default Annuity Option will be Option 1 with a certain period of 120 months (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables).
If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2,000 on the Annuity Date.
Once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option and you may no longer receive the Death Benefits as described below. See the “Death Benefits” section of this prospectus.
Please note that you may not annuitize under one of the Fixed Annuity Options within the first three Annuity Years (except as otherwise specified by applicable law).
Fixed Annuity Options
We currently make annuity options available that provide fixed annuity payments only.
Option 1
Life Income Annuity Option with a Period Certain - Under this option, income is payable equally monthly, quarterly, semiannually, or annually for the Annuitant’s life or a period certain, subject to our then current rules, whichever is longer. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant’s life expectancy at the time the annuity option becomes effective, as computed under applicable IRS tables, is less than 10 years. If in this instance the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.
Option 2
Joint Life Annuity Option - Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.
Other Annuity Options We May Make Available
At the Annuity Date, we may make available other annuity options not described above. However, Options 1 and 2 above will always remain available. The additional options we currently offer are:
1.Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.
2.Joint Life Annuity Option with a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. If the Annuitants’ joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.
3.Annuity Payments for a Period Certain: Under this option, we will make equal payments for the period chosen (the “period certain”), up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the annuity option becomes effective, as computed under applicable IRS tables). For qualified annuities, the period certain option may be limited to 10 years or less depending on the circumstances. The annuity payments may be made equally monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies before the end of the period certain, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary or your estate if no Beneficiary is named for the remainder of the period certain.
For qualified annuities, the period certain option may be limited to 10 years or less depending on the circumstances. We reserve the right to cease offering any of these other annuity options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity options. If there is a misstatement of age or sex on which life annuity rates are calculated and we have to make a correction/adjustment to prior payments, we will use an interest rate up to 6% to remedy any underpayments and, for overpayments, up to 6% will be deducted from future amounts payable by us under your Annuity.

ADDITIONAL INFORMATION
Reserved Rights
In addition to rights specifically reserved elsewhere in this Annuity, we reserve the right to perform any or all of the following: (a) combine Variable Subaccount with other Variable Subaccounts; (b) combine the Variable Separate Account(s) shown in the Annuity Schedule with other "unitized" separate accounts; (c) combine the Index Strategies Separate Account with other “non-unitized,” “non-insulated” separate accounts; (d) deregister the Variable Separate Account(s) shown in the Annuity Schedule under the Investment Company Act; (e) operate the Variable Separate Account(s) shown in the Annuity Schedule as a management investment company under the Investment Company Act or in any other form permitted by law; (f) make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act, the Exchange Act, the Investment Company Act, or any changes to the Securities and Exchange Commission’s interpretation thereof; (g) make changes that are necessary to maintain the tax status of your Annuity, any rider, amendment or endorsement attached hereto or any charge or distribution from your Annuity under the Code; (h) to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account; (i) make any changes required by Federal or state laws with respect to annuity contracts; and (j) to the extent dictated by any underlying mutual fund, impose a redemption fee or restrict transactions within any Variable Subaccount. We reserve the right to modify this Annuity without receiving your prior consent, except as may be required by any applicable law, if we are required to make changes necessary to comply with state regulatory requirements, Internal Revenue Service ("IRS") requirements or other federal requirements.
If an Index is no longer available to us, or if the manner by which the Index is determined substantially changes, we will substitute a comparable Index. We may eliminate Variable Subaccounts, restrict or prohibit additional allocations to certain Variable Subaccounts, or substitute one or more new underlying mutual funds or Portfolios for the one in which a Variable Subaccount is invested in which case any reference to pro-rata allocations would include only those Variable Subaccounts that do not restrict or prohibit additional allocations. Substitutions may be necessary if we believe an underlying mutual fund or portfolio no longer suits the purpose of the Annuity. This may happen due to a change in laws or regulations, or a change in the investment objectives or restrictions of an underlying mutual fund or portfolio, or because the underlying mutual fund or portfolio is no longer available for investment, or for any other reason. We would obtain any regulatory prior approval. We would obtain any required regulatory prior approval. We will notify you and any assignee of the substitution.
Claims of Creditors
To the extent permitted by law, no payment or value under this Annuity is subject to the claims of your creditors or those of any other Owner, any Annuitant, or any Beneficiary.
Deferral of Transactions
We may defer any annuity payment for a period not to exceed the lesser of 6 months or the period permitted by law. If we defer a distribution or transfer from any annuity payout for more than thirty days, we will pay interest as required by state law. We may defer any distribution from any Allocation Option or any transfer from Allocation Options for a period not to exceed seven calendar days from the date the transaction is effected.
Facility of Payment
Subject to applicable law, we reserve the right, in settlement of full liability, to make payments to a guardian, conservator or other legal representative if a payee is legally incompetent.
Tax Reporting and Withholding
Events giving rise to such tax reporting and withholding include, but are not limited to: (a) annuity payments; (b) payment of Death Benefits; (c) other distributions from the Annuity; and (d) transfers and assignments.
WHO DISTRIBUTES THE ANNUITIES?
Prudential Annuities Distributors, Inc. (PAD) is the distributor and principal underwriter of the Annuity offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products and the AST Portfolios. Other than in its role as distributor and principal underwriter of the Annuity, PAD is not affiliated with the Company. Prior to the Transaction, the Company and PAD were affiliates by virtue of common control. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Exchange Act and is a member of the Financial Industry Regulatory Authority (FINRA).
The Annuity is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker-dealers who are registered under the Exchange Act (“Firms”). Applications for the Annuity are solicited by registered representatives of those firms. PAD utilizes a network of its own registered representatives to wholesale the Annuity to Firms. Because the Annuity offered through this prospectus is an insurance product as well as a security, all registered representatives who sell the Annuity are also appointed as insurance agents of the Company.
We sell our annuity products through multiple distribution channels, including (1) independent broker-dealer firms and financial planners; (2) broker-dealers that are members of the New York Stock Exchange, including “wirehouse” and regional broker-dealer firms; and (3) broker-dealers affiliated with banks or that specialize in marketing to customers of banks. Although we are active in each of those distribution channels, the majority of our sales have come from the independent broker-dealer firms and financial planners.
Under the selling agreements, cash compensation in the form of commissions is paid to firms on sales of the Annuity according to one or more schedules. The registered representative will receive a portion of the compensation, depending on the practice of his or her firm. Commissions are generally based on a percentage of Purchase Payments made. Alternative compensation schedules are available that generally provide a lower initial commission plus ongoing quarterly compensation based on all or a portion of the Account Value. We may also provide cash compensation to the distributing firm for providing ongoing service to you in relation to your Annuity. These payments may be made in the form of percentage payments based upon “Assets under Management” or “AUM,” (total assets), subject to certain criteria in certain of our products. These payments may also be made in the form of percentage payments based upon the total amount of money received as Purchase Payments under our annuity products sold through the firm. Commissions and other cash compensation paid in relation to your Annuity do not result in any additional charge to you or to the Separate Account.
In connection with the sale and servicing of the Annuity, Firms may receive cash compensation and/or non-cash compensation. Cash compensation includes discounts, concessions, fees, service fees, commissions, asset based sales charges, loans, overrides, or any cash employee benefit received in connection with the sale and distribution of variable contracts. Non-cash compensation includes any form of compensation received in connection with the sale and distribution of variable contracts that is not cash compensation, including but not limited to merchandise, gifts, travel expenses, meals and lodging.
We may also provide cash compensation to the distributing Firm for providing ongoing service to you in relation to the Annuity. These payments may be made in the form of percentage payments based upon “Assets under Management” or “AUM,” (total assets), subject to certain criteria in certain of our products. These payments may also be made in the form of percentage payments based upon the total amount of money received as Purchase Payments under our annuity products sold through the Firm.
In addition, in an effort to promote the sale of our products (which may include the placement of the Annuity on a preferred or recommended company or product list and/or access to the Firm's registered representatives), we, or PAD, may enter into non-cash compensation arrangements with certain Firms with respect to certain or all registered representatives of such Firms under which such Firms may receive fixed payments or reimbursement. These types of fixed payments are made directly to or in sponsorship of the Firm and may include, but are not limited to payment for: training of sales personnel; marketing and/or administrative services and/or other services they provide to us or our affiliates; educating customers of the firm on the Annuity's features; conducting due diligence and analysis; providing office access, operations, systems and other support; holding seminars intended to educate registered representatives and make them more knowledgeable about the Annuities; conferences (national, regional and top producer); sponsorships; speaker fees; promotional items; a dedicated marketing coordinator; priority sales desk support; expedited marketing compliance approval and preferred programs to PAD; and reimbursements to Firms for marketing activities or other services provided by third-party vendors to the Firms and/or their registered representatives. To the extent permitted by FINRA rules and other applicable laws and regulations, we or PAD may also pay or allow other promotional incentives or payments in other forms of non-cash compensation (e.g., gifts, occasional meals and entertainment, sponsorship of due diligence events). Under certain circumstances, Portfolio advisers/subadvisers or other organizations with which we do business (“Entities”) may also receive incidental non-cash compensation, such as occasional meals and nominal gifts. The amount of this non-cash compensation varies widely because some may encompass only a single event, such as a conference, and others have a much broader scope.
Cash and/or non-cash compensation may not be offered to all Firms and Entities and the terms of such compensation may differ between Firms and Entities. In addition, we or our affiliates may provide such compensation, payments and/or incentives to Firms or Entities arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by us.
HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you at www.prudential.com/personal/annuities/annuity-prospectuses or any other electronic means. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We may also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, including, but not limited to Systematic Withdrawals (including 72(t) and 72(q) payments and required minimum distributions) and electronic funds transfer in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge up to $50 for each such additional or previously sent report. We will also send an annual report and a semi-annual report containing applicable financial statements for the Portfolios to Owners or, with your prior consent, make such documents available electronically through the website or other electronic means. Beginning on January 1, 2021, paper copies of the annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from us. Instead, the reports will be made available on the website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.
HOW TO CONTACT US
Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
Annuities Service Team
Call our Customer Service Team at 1-800-879-7012 during normal business hours.

Internet
Access information about your Annuity here: www.prudential.com/contact-us
Correspondence Sent by Regular Mail
Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Correspondence Sent by Overnight*, Certified or Registered Mail
Annuities Service
1600 Malone Street
Millville, NJ 08332
*Please note that overnight correspondence sent through the United States Postal Service may be delivered to the P.O. Box listed above, which could delay receipt of your correspondence at our Annuities Service Center. Overnight mail sent through other methods (e.g. Federal Express, United Parcel Service) will be delivered to the address listed below.
Correspondence sent by regular mail to our Annuities Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Annuities Service Center. Your correspondence is not considered received by us until it is received at our Annuities Service Center. Where this Prospectus refers to the day when we receive a Purchase Payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Annuities Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Annuities Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.
You can obtain account information by calling our automated response system, and at www.prudential.com/contact-us. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, the website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or your Financial Professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through the website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system, www.prudential.com/contact-us. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.
Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.
We do not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. We reserve the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.
INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL PROCEEDINGS
As of the date of this prospectus, neither the Company nor the Separate Account is a party to any material legal proceedings outside of the ordinary routine litigation incidental to the business. Although the Company and its affiliates are involved in pending and threatened legal proceedings in the normal course of its business, we do not anticipate that the outcome of any such legal proceedings will have a material adverse effect on the Separate Account, or the Company's’ ability to meet its obligations under the Annuity.
As of the date of this prospectus, Prudential Annuities Distributors, Inc. is not a party to any material legal proceedings outside of the ordinary routine litigation incidental to the business. Although Prudential Annuities Distributors, Inc. and its affiliates are involved in pending and threatened legal proceedings in the normal course of its business, we do not anticipate that the outcome of any such legal proceedings will have a material adverse effect on its ability to meet its obligations related to the Annuity.

APPENDIX A – INTERIM VALUE OF INDEX STRATEGIES
Below is additional information regarding the Interim Value calculation.
    The Interim Value for an Index Strategy is equal to the sum of (1) and (2) where:
(1)Is the fair value of the Index Strategy Base on the Valuation Day the Interim Value is calculated. It is determined as (A - B) multiplied by [(1 + C) divided by (1 + D)]E, where:
A.The Index Strategy Base on the Valuation Day the Interim Value is calculated;
B.The fair value of the replicating portfolio of options under initial market conditions, with updated time to expiry;
C.The Market Value Index Rate on the Index Strategy Start Date;
D.The Market Value Index Rate on the Valuation Day the Interim Value is calculated; and
E.The total days remaining in the Index Strategy Term divided by 365.
(2) Is the fair value of the replicating portfolio of options.
In Pennsylvania, the Interim Value for an Index Strategy is equal to the sum of (1) and (2) where:
(1)Is the fair value of the Index Strategy Base on the Valuation Day the Interim Value is calculated. It is determined as (A -B) multiplied by [(1 +C) divided by (1 +D)]E where:
A.The Index Strategy Base on the Valuation Day the Interim Value is calculated;
B.The fair value of the replicating portfolio of options under initial market conditions, with straight-line amortization to the end of the Index Strategy Term;
C.The Market Value Index Rate on the Index Strategy Start Date;
D.The Market Value Index Rate on the Valuation Day the Interim Value is calculated; and
E.The total days remaining in the Index Strategy Term divided by 365.
(2) Is the fair value of the replicating portfolio of options.
When we calculate the Interim Value, we obtain market data for derivative pricing each business day from outside vendors. If these values are available and we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s Interim Value.

A-1

APPENDIX B – IMPORTANT INFORMATION ABOUT THE INDICES
S&P 500®:
“The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Prudential Annuities Life Assurance Corporation.  Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Prudential Annuities Life Assurance Corporation. FlexGuard Income are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the FlexGuard Income or any member of the public regarding the advisability of investing in securities generally or in FlexGuard Income particularly or the ability of the S&P 500 Index to track general market performance.  S&P Dow Jones Indices’ only relationship to Prudential Annuities Life Assurance Corporation with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors.  The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Prudential Annuities Life Assurance Corporation or the FlexGuard Income  S&P Dow Jones Indices have no obligation to take the needs of Prudential Annuities Life Assurance Corporation or the owners of FlexGuard Income into consideration in determining, composing or calculating the S&P 500 Index.  S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of FlexGuard Income or the timing of the issuance or sale of FlexGuard Income or in the determination or calculation of the equation by which FlexGuard Income is to be converted into cash, surrendered or redeemed, as the case may be.  S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of FlexGuard Income. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to FlexGuard Income currently being issued by Prudential Annuities Life Assurance Corporation but which may be similar to and competitive with FlexGuard Income.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION, OWNERS OF THE FLEXGUARD INCOME, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.”
MSCI EAFE:
THE FLEXGUARD INCOME IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"). ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREA TING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF FLEXGUARD INCOME OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING GENERALLY OR PURCHASING FLEXGUARD INCOME OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO FLEXGUARD INCOME OR THE ISSUER OR OWNERS OF FLEXGUARD INCOME OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF FLEXGUARD INCOME OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF FLEXGUARD INCOME TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHlCH FLEXGUARD INCOME IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF FLEXGUARD INCOME OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALlTY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES

MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF FLEXGUARD INCOME , OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILlTY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILlTY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILlTY OF SUCH DAMAGES. No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
Bloomberg Barclays U.S. Intermediate Credit Index:
BLOOMBERG® is a trademark and service mark of Bloomberg Finance L.P. BARCLAYS® is a trademark and service mark of Barclays Bank Plc, used under license. Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited (“BISL”) (collectively, “Bloomberg”), or Bloomberg’s licensors own all proprietary rights in the Bloomberg Barclays U.S. Intermediate Credit Index. Neither Barclays Bank PLC, Barclays Capital Inc., nor any affiliate (collectively “Barclays”) nor Bloomberg is the issuer or producer of FlexGuard Income and neither Bloomberg nor Barclays has any responsibilities, obligations or duties to owners of FlexGuard Income. The Bloomberg Barclays U.S. Intermediate Credit Index is licensed for use by the Company as the Issuer of FlexGuard Income. The only relationship of Bloomberg and Barclays with the Issuer in respect of Bloomberg Barclays U.S. Intermediate Credit Index is the licensing of the Bloomberg Barclays U.S. Intermediate Credit Index, which is determined, composed and calculated by BISL, or any successor thereto, without regard to the Issuer or FlexGuard Income or the owners of FlexGuard Income.
Additionally, the Compnay as the Issuer of FlexGuard Income may for itself execute transaction(s) with Barclays in or relating to the Bloomberg Barclays U.S. Intermediate Credit Index in connection with FlexGuard Income. Owners purchase FlexGuard Income from the Company and owners neither acquire any interest in Bloomberg Barclays U.S. Intermediate Credit Index nor enter into any relationship of any kind whatsoever with Bloomberg or Barclays upon purchasing FlexGuard Income. FlexGuard Income is not sponsored, endorsed, sold or promoted by Bloomberg or Barclays. Neither Bloomberg nor Barclays makes any representation or warranty, express or implied, regarding the advisability of purchasing in FlexGuard Income or the advisability of investing generally or the ability of the Bloomberg Barclays U.S. Intermediate Credit Index to track corresponding or relative market performance. Neither Bloomberg nor Barclays has passed on the legality or suitability of FlexGuard Income with respect to any person or entity. Neither Bloomberg nor Barclays is responsible for or has participated in the determination of the timing of, prices at, or quantities of FlexGuard Income to be issued. Neither Bloomberg nor Barclays has any obligation to take the needs of the Issuer or the owners of FlexGuard Income or any other third party into consideration in determining, composing or calculating the Bloomberg Barclays U.S. Intermediate Credit Index. Neither Bloomberg nor Barclays has any obligation or liability in connection with administration, marketing or trading of FlexGuard Income.
The licensing agreement between Bloomberg and Barclays is solely for the benefit of Bloomberg and Barclays and not for the benefit of the owners of FlexGuard Income, investors or other third parties. In addition, the licensing agreement between the Company and Bloomberg is solely for the benefit of the Company and Bloomberg and not for the benefit of the owners of FlexGuard Income, investors or other third parties.
NEITHER BLOOMBERG NOR BARCLAYS SHALL HAVE ANY LIABILITY TO THE ISSUER, OWNERS OR OTHER THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE BLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THEBLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX. NEITHER BLOOMBERG NOR BARCLAYS MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, THE OWNERS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA INCLUDED THEREIN. NEITHER BLOOMBERG NOR BARCLAYS MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EACH HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA INCLUDED THEREIN. BLOOMBERG RESERVES THE RIGHT TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, OR TO CEASE THE CALCULATION OR PUBLICATION OF THE BLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX, AND NEITHER BLOOMBERG NOR BARCLAYS SHALL BE LIABLE FOR ANY MISCALCULATION OF OR ANY INCORRECT, DELAYED OR INTERRUPTED PUBLICATION WITH RESPECT TO THE BLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX. NEITHER BLOOMBERG NOR BARCLAYS SHALL BE LIABLE FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF ADVISED OF THE POSSIBLITY OF SUCH, RESULTING FROM THE USE OF THE BLOOMBERG BARCLAYS U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA INCLUDED THEREIN OR WITH RESPECT TO FLEXGUARD INCOME. None of the information supplied by Bloomberg or Barclays and used in this publication may be reproduced in any manner without the prior written permission of both Bloomberg and Barclays Capital, the investment banking division of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167, registered office 1 Churchill Place London E14 5HP.]

Invesco QQQ ETF:
Invesco Capital Management LLC (“ICM”) serves as sponsor of Invesco QQQ TrustSM, Series 1 (“Invesco QQQ ETF”) and Invesco Distributors, Inc. (“IDI”), an affiliate of ICM serves as distributor for Invesco QQQ ETF. The mark “Invesco” is the property of Invesco Holding Company Limited and is used under license. That trademark and the ability to offer a product based on Invesco QQQ ETF have been licensed for certain purposes by

Prudential Annuities Life Assurance Corporation. Products offered by the Company are not sponsored, endorsed, sold or promoted by ICM or Invesco Holding Company Limited, and purchasers of such products do not acquire any interest in Invesco QQQ ETF nor enter into any relationship with ICM or its affiliates. ICM makes no representations or warranties, express or implied, to the owners of any products offered by the Company. ICM has no obligation or liability for any errors, omissions, interruptions or use of Invesco QQQ ETF or any data related thereto, or with the operation, marketing trading or sale of any products or services offered by the Company.

Nasdaq®, Nasdaq-100®, Nasdaq-100 Index®, and QQQ®, are registered trademarks of Nasdaq, Inc. (which with its affiliates is referred to as the “Corporations”) and are licensed for use for certain purposes by Prudential Annuities Life Assurance Corporation. FlexGuard Income (“Product”) has not been passed on by the Corporations as to their legality or suitability. The Product is not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE PRODUCT(S).

iShares® Russell 2000 ETF:
The iShares® Russell 2000 ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Prudential Annuities Life Assurance Corporation for certain purposes. Prudential Annuities Life Assurance Corporation’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® Russell 2000 ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by Prudential Annuities Life Assurance Corporation or any member of the public regarding the advisability of purchasing any product or service offered by Prudential Annuities Life Assurance Corporation. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® Russell 2000 ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any Prudential Annuities Life Assurance Corporation product or service offered by Prudential Annuities Life Assurance Corporation.

All rights in the Russell®2000 Index (the “Index”) vest in the relevant LSE Group company which owns the Index. Russell®2000 is a trademark of the relevant LSE Group company and is used by any other LSE Group company under license.
The Index is calculated by or on behalf of Frank Russell Company or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of FlexGuard Income. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from FlexGuard Income or the suitability of the Index for the purpose to which it is being put by Prudential Annuities Life Assurance Corporation.

APPENDIX C – SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES
Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction	Special Provisions
California	Medically-Related Surrenders are not available.
Florida	Annuitization available after one year.
Massachusetts	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option. Medically-Related Surrenders are not available.
Montana	The annuity rates we use to calculate annuity payments are available only on a gender-neutral basis under any Annuity Option.
Pennsylvania	The Step Rate Plus Index Strategies with 5% Buffers are not available. The Tiered Participation Rate Index Strategies with 5% Buffers are not available.

C-1

PART II
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Accountant’s Fees & Expenses:	$20,000.00
Legal Fees & Expenses:	$20,000.00
Printing Fees & Expenses:	$5,000.00
Registration Fee:	$0.00
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.
Arizona, the state of organization of Prudential Annuities Life Assurance Corporation (the "Company"), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10- 850 et. seq. of the Arizona Statutes Annotated. The text of the Company's By-law, Article VI relates to indemnification of officers and directors.
ITEM 16. EXHIBITS
(a) Exhibits
(1) Principal Underwriting Agreement. (Note 2)
(1) (a) First Amendment to Principal Underwriting Agreement. (Note 3)
(2) Plan of acquisition, reorganization, arrangement, liquidation or succession. N/A
(4) (a) Contract (RILA-IND)(5/21). (Note 4).
(b) Annuity Schedule Page (RILA-SCHED-B)(5/21). (Note 4)
(c) Index Linked Variable Income Benefit Schedule (SCHED-VIB)(5/21). (Note 4)
(d) Index Linked Variable Income Benefit Rider (RID-VIB)(5-21). (Note 4)
(5) Opinion of Counsel as to legality of the securities being registered. (Note 1)
(8) Opinion re: tax matters. None
(15) Letter re unaudited interim financial information None.
(23) Written consent of Independent Registered Public Accounting Firm. (Note 1)
(24) Powers of Attorney: Brian T. Schreiber, Ciara A. Burnham, Douglas A. French, James Bracken, Jeffrey T. Condit, Kai Talarek, Richard Patching and Samuel J. Weinhoff. (Note 1)
(96) Technical report summary. N/A
(99)(a) Coinsurance and Modified Coinsurance Agreement between Prudential Annuities Life Assurance Corporation and Pruco Life Insurance Company dated December 27, 2021. (Note 1)
(b) Administrative Services Agreement among Prudential Annuities Life Assurance Corporation, The Prudential Insurance Company of America and solely for purposes of Sections 7.6 and 10.1, Pruco Life Insurance Company dated April 1, 2022. (Note 1)
(107) Filing Fees. (Note 1)
(Note 1) Filed herewith.
(Note 2) Filed via EDGAR with Post-Effective Amendment No. 14 to Registration Statement No. 333-96577 filed April 21, 2006.
(Note 3) Filed via EDGAR with Post-Effective Amendment No. 49 to Registration Statement No. 333-96577 filed September 23, 2011.
(Note 4) Filed via EDGAR with Pre-Effective Amendment No. 1 to Registration Statement No. 333-252774 filed May 19, 2021

ITEM 17. UNDERTAKINGS
(a)The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, is contained in a form of prospectus filed pursuant to §230.424(b) of this chapter that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) Not applicable.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) - (g) Not applicable.
(h) Request for acceleration of effective date:
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City State of New Jersey, on this 20th day of April 2022.

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
(Registrant)

James Bracken*
James Bracken President and Chief Executive Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
James Bracken*	President and Chief Executive Officer, Director	April 20, 2022
James Bracken	(Principal Executive Officer)
Ciara A. Burnham*	Director	April 20, 2022
Ciara A. Burnham
Douglas A. French*	Director	April 20, 2022
Douglas A. French
Richard Patching*	Director	April 20, 2022
Richard Patching
Brian T. Schreiber*	Director	April 20, 2022
Brian T. Schreiber
Kai Talarek*	Senior Vice President and Chief Financial Officer, Director	April 20, 2022
Kai Talarek	(Principal Financial Officer)
Samuel J. Weinhoff*	Director	April 20, 2022
Samuel J. Weinhoff
Jeffrey T. Condit*	Serving in function of Principal Accounting Officer	April 20, 2022
Jeffrey T. Condit

By:	/s/ Jeffrey S. Burman
Jeffrey S. Burman
* Executed by Jeffrey S. Burman on behalf of those indicated pursuant to Power of Attorney.

EXHIBIT INDEX

(5)	Opinion of Counsel as to legality of the securities being registered.
(23)	Written consent of Independent Registered Public Accounting Firm.
(24)	Powers of Attorney: Brian T. Schreiber, Ciara A. Burnham, Douglas A. French, James Bracken, Jeffrey T. Condit, Kai Talarek, Richard Patching and Samuel J. Weinhoff.
(99) (a)	Coinsurance and Modified Coinsurance Agreement between Prudential Annuities Life Assurance Corporation and Pruco Life Insurance Company dated December 27, 2021.
(b)
Administrative Services Agreement among Prudential Annuities Life Assurance Corporation, The Prudential Insurance Company of America and solely for purposes of Sections 7.6 and 10.1, Pruco Life Insurance Company dated April 1, 2022.

(107)	Filing Fees.